IndyMac INDA Mortgage Loan Trust 2007-AR8

Final Term Sheet

$705,092,100 (Approximate)

IndyMac MBS, Inc.
Depositor

IndyMac Bank, F.S.B.
Sponsor, Seller and Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED NOVEMBER 29, 2007

IndyMac INDA Mortgage Loan Trust 2007-AR8

$705,092,100

Distributions are payable monthly on the 25th day of each month, beginning December 26, 2007

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance(1)	Pass-Through Rate(2)	Class	Initial Class Certificate Balance(1)	Pass-Through Rate(2)
Class A-1	$518,092,000	Floating	Class A-R	$100	Variable
Class 1-A-2	$75,940,000	Variable	Class B-1	$14,660,000	Variable
Class 2-A-2	$29,073,000	Variable	Class B-2	$8,223,000	Variable
Class 3-A-2	$56,243,000	Variable	Class B-3	$2,861,000	Variable
__________
(1)           This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)           The pass-through rates are calculated as described in this free writing prospectus under “Summary—Description of the Certificates.”

Summary

Issuing Entity

IndyMac INDA Mortgage Loan Trust 2007-AR8, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank.  Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee and Supplemental Interest Trustee

Deutsche Bank National Trust Company, a national banking association.  The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at Deutsche Bank National Trust Company c/o DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention:  Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN07D8, and its telephone number is (714) 247-6000.  Each of the trustee and supplemental interest trustee is an affiliate of Deutsche Bank Securities Inc. (the underwriter) and Deutsche Bank AG New York Branch (the swap counterparty).

Swap Counterparty

Deutsche Bank AG New York Branch, a banking institution and a stock corporation incorporated under the laws of Germany.  The principal executive office of the swap counterparty is located at 60 Wall Street, New York, New York  10005.  The swap counterparty is an affiliate of Deutsche Bank National Trust Company and Deutsche Bank Securities Inc.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of November 1, 2007 among the seller, the servicer, the depositor, the trustee and the supplemental interest trustee, under which the issuing entity will be formed.

Cut-off Date

For each mortgage loan, the later of November 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about November 29, 2007.

The Mortgage Loans

The mortgage pool will consist of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four- family residential properties.  The mortgage loans will be divided into three groups.  Each group of mortgage loans is referred to as a “loan group.”

The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate is adjustable, based on a specified index.  The aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date is expected to be approximately as follows:

Loan Group	Aggregate Principal Balance ($)	Fixed Rate Period (months)
1	336,766,830	60
2	128,922,644	84
3	249,413,861	120

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance	$336,766,830
Geographic Concentrations in excess of 10%:
California	52.280%
Weighted Average Original LTV Ratio	72.070%
Weighted Average Mortgage Rate	6.671%
Range of Mortgage Rates	4.750% to 10.875%
Average Current Principal Balance	$732,102
Range of Current Principal Balances	$416,773 to $4,865,000
Weighted Average Remaining Term to Maturity	357 months
Weighted Average FICO Credit Score	742
Weighted Average Gross Margin	2.638%
Weighted Average Maximum Mortgage Rate	11.781%
Weighted Average Minimum Mortgage Rate	2.638%
Range of Months to Initial Rate Adjustment Date	47 to 61

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance	$128,922,644
Geographic Concentrations in excess of 10%:
California	45.140%
Weighted Average Original LTV Ratio	72.550%
Weighted Average Mortgage Rate	6.852%
Range of Mortgage Rates	4.875% to 8.750%
Average Current Principal Balance	$781,349
Range of Current Principal Balances	$419,450 to $4,355,000
Weighted Average Remaining Term to Maturity	358 months
Weighted Average FICO Credit Score	742
Weighted Average Gross Margin	2.705%
Weighted Average Maximum Mortgage Rate	11.900%
Weighted Average Minimum Mortgage Rate	2.705%
Range of Months to Initial Rate Adjustment Date	77 to 85

As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance	$249,413,861
Geographic Concentrations in excess of 10%:
California	59.410%
New York	12.650%
Weighted Average Original LTV Ratio	72.120%
Weighted Average Mortgage Rate	6.738%
Range of Mortgage Rates	5.500% to 8.125%
Average Current Principal Balance	$772,179
Range of Current Principal Balances	$418,000 to $2,450,000
Weighted Average Remaining Term to Maturity	358 months
Weighted Average FICO Credit Score	742
Weighted Average Gross Margin	2.683%
Weighted Average Maximum Mortgage Rate	11.789%
Weighted Average Minimum Mortgage Rate	2.683%
Range of Months to Initial Rate Adjustment Date	111 to 120

As of the cut-off date, the mortgage loans, in the aggregate, had the following characteristics:

Aggregate Current Principal Balance	$715,103,335
Geographic Concentrations in excess of 10%:
California	53.480%
Weighted Average Original LTV Ratio	72.180%
Weighted Average Mortgage Rate	6.727%
Range of Mortgage Rates	4.750% to 10.875%
Average Current Principal Balance	$754,328
Range of Current Principal Balances	$416,773 to $4,865,000
Weighted Average Remaining Term to Maturity	358 months
Weighted Average FICO Credit Score	742
Weighted Average Gross Margin	2.666%
Weighted Average Maximum Mortgage Rate	11.805%
Weighted Average Minimum Mortgage Rate	2.666%
Range of Months to Initial Rate Adjustment Date	47 to 120

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Related Loan Group	Initial Class Certificate Balance (1)	Type	Final Scheduled Distribution Date	Modeled Final Distribution Date	Initial Rating (Fitch/S&P) (2)
Offered Certificates
A-1	1, 2 and 3	$518,092,000	Senior/Super Senior/Floating Rate/Component	January 25, 2038	November 25, 2015	AAA/AAA
1-A-2	1	$75,940,000	Senior/Support/ Variable Rate	January 25, 2038	November 25, 2015	AAA/AAA
2-A-2	2	$29,073,000	Senior/Support/ Variable Rate	January 25, 2038	November 25, 2015	AAA/AAA
3-A-2	3	$56,243,000	Senior/ Support/ Variable Rate	January 25, 2038	November 25, 2015	AAA/AAA
A-R	1	$100	Senior/REMIC Residual	January 25, 2038	December 25, 2007	AAA/AAA
B-1	1, 2 and 3	$14,660,000	Subordinate/ Variable Rate	January 25, 2038	November 25, 2015	AA/AA
B-2	1, 2 and 3	$8,223,000	Subordinate/ Variable Rate	January 25, 2038	November 25, 2015	A/A
B-3	1, 2 and 3	$2,861,000	Subordinate/ Variable Rate	January 25, 2038	November 25, 2015	BBB/BBB

Non-Offered Certificates(3)
P-1	1, 2 and 3	$100	Prepayment Charges	N/A	N/A	N/A
P-2	1, 2 and 3	$100	Prepayment Charges	N/A	N/A	N/A
L	1, 2 and 3	N/A	Late Payment Fees	N/A	N/A	N/A
B-4	1, 2 and 3	$5,721,000	Subordinate/ Variable Rate	January 25, 2038	November 25, 2015	NR/BB
B-5	1, 2 and 3	$2,503,000	Subordinate/ Variable Rate	January 25, 2038	November 25, 2015	NR/B
B-6	1, 2 and 3	$1,787,235	Subordinate/ Variable Rate	January 25, 2038	November 25, 2015	NR/NR
________________
(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Fitch, Inc. (“Fitch”).  These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class P-1, Class P-2, Class L, Class B-4, Class B-5 and Class B-6 Certificates are not offered by this free writing prospectus.  The Class P-1 and Class P-2 Certificates will be entitled to receive all prepayment charges collected on the mortgage loans.  The Class L Certificates will be entitled to receive all late payment fees collected on the mortgage loans.  Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Initial Pass-Through Rate (1)	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
A-1	5.258%	LIBOR + 0.45% (2)	25th to 24th (3)	actual/360 (4)
1-A-2	6.288%	(5)	calendar month (6)	30/360 (7)
2-A-2	6.469%	(5)	calendar month (6)	30/360 (7)
3-A-2	6.357%	(5)	calendar month (6)	30/360 (7)
A-R	6.288%	(5)	calendar month (6)	30/360 (7)
B-1	6.345%	(8)	calendar month (6)	30/360 (7)
B-2	6.345%	(8)	calendar month (6)	30/360 (7)
B-3	6.345%	(8)	calendar month (6)	30/360 (7)

Non-Offered Certificates
P-1	(9)	(9)	N/A	N/A
P-2	(9)	(9)	N/A	N/A
L	(9)	(9)	N/A	N/A
B-4	6.345%	(8)	calendar month (6)	30/360 (7)
B-5	6.345%	(8)	calendar month (6)	30/360 (7)
B-6	6.345%	(8)	calendar month (6)	30/360 (7)
________________
(1)	Reflects the expected pass-through rate as of the closing date.

(2)
The pass-through rate for the Class A-1 Certificates will be the lesser of (x) LIBOR + 0.45% per annum and (y) the net rate cap; provided, that so long as the swap contract remains in effect, the net rate cap will not apply to the pass-through rate of the Class A-1 Certificates.  The margin listed in the table above and in this footnote (2) for this class of certificates will be 0.90% per annum after the first possible optional termination date.  LIBOR for each interest accrual period is calculated as described in this free writing prospectus under “Description of the Certificates–Determination of LIBOR.”

(3)
The interest accrual period for any distribution date will be the period commencing on the 25th day of the month before the month in which that distribution date occurs (or, in the case of the initial interest accrual period, on the closing date) and ending on the 24th day of the month in which the distribution date occurs.

(4)	Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

(5)
The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in the related loan group.

(6)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(7)	Interest will accrue at the rate described in this table based on a 360-day year that consists of twelve 30-day months.

(8)
The pass-through rate for each class of subordinated certificates for the interest accrual period for any distribution date will equal (i) the sum of the following for each loan group: the product of (x) the weighted average adjusted net mortgage rate of the mortgage loans in that loan group and (y) the related subordinated portion, divided by (ii) the sum of the subordinated portion for each loan group immediately prior to that distribution date.

(9)	The Class P-1, Class P-2 and Class L Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Class of Certificates
Senior Certificates	Class A-1, Class 1-A-2, Class 2-A-2, Class 3-A-2 and Class A-R Certificates
Subordinate Certificates	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates
Group 1 Senior Certificates	Class 1-A-2 and Class A-R Certificates and Class A-1-1 Component
Group 2 Senior Certificates	Class 2-A-2 Certificates and Class A-1-2 Component
Group 3 Senior Certificates	Class 3-A-2 Certificates and Class A-1-3 Component
LIBOR Certificates	Class A-1 Certificates
Offered Certificates	Senior Certificates, Class B-1, Class B-2 and Class B-3 Certificates
Super Senior Certificates	Class A-1 Certificates
Support Certificates	Class 1-A-2, Class 2-A-2 and Class 3-A-2 Certificates

Record Date

The record date (x) for the LIBOR Certificates, so long as such certificates are book-entry certificates, is the business day immediately prior to that distribution date and (y) for any other class of certificates and any definitive certificates, is the last business day of the month immediately preceding the month of that distribution date.

Denominations

The Offered Certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form.  Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered certificated form.  The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for December 26, 2007.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates and component is shown in the table on page S-9.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class and component of certificates will be entitled to receive:

•
interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or component balance, as applicable, immediately prior to that distribution date; plus

•	any interest remaining unpaid from prior distribution dates; minus

•	any net interest shortfalls allocated to that class or component for that distribution date.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan.  The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month.

If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans in a loan group exceeds the amount of the reduction in the servicer’s servicing compensation, the interest entitlement for each related class and component of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates, any unpaid interest amount (which is interest due, but not distributed, on a prior distribution date) will be distributable as and to the extent described in this free writing prospectus.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class and component of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the mortgage rate on the related mortgage loans due to Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes and components of the related senior certificates based on their respective entitlements and the classes of subordinated certificates, based on interest accrued on each such subordinated class’ share of the assumed balance, as described more fully in this free writing prospectus under “Description of the Certificates—Interest,” in each case before taking into account any reduction in the interest entitlements due to shortfalls.

Any net interest shortfalls allocated to the Class A-1 Certificates on a distribution date will be payable from amounts received in respect of the swap contract.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes and component of certificates in the order described below under “—Priority of Distributions Among Certificates,” interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements.  Any unpaid interest amount will be carried forward and added to the amount holders of each affected class and component of certificates will be entitled to receive on the next distribution date.

The Swap Contract

The supplemental interest trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap contract with Deutsche Bank AG New York Branch for the benefit of the Class A-1 Certificates.  On each distribution date on or prior to the swap contract termination date, the supplemental interest trustee will be obligated to pay to the swap counterparty an amount equal to the product of (a)  the product of (x) the weighted average (weighted on the basis of the related Class A-1 component balance) of the weighted average adjusted net mortgage rate for each loan group and (y) the class certificate balance of the Class A-1 Certificates immediately prior to such distribution date and (b) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360, reduced by any net interest shortfalls allocated to the Class A-1 Certificates with respect to that distribution date.  In addition, on or prior to each distribution date on or prior to the swap contract termination date, the swap counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of (a) LIBOR + the applicable pass-through rate margin and (b)  the class certificate balance of the Class A-1 Certificates immediately prior to that distribution date and (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

On or prior to each distribution date, to the extent that the amount payable by the supplemental interest trustee exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the available funds the amount of that excess from amounts otherwise distributable as interest to the Class A-1 Certificates and, in its capacity as supplemental interest trustee, to remit the amount of that excess to the swap counterparty for the swap contract.  To the extent that the amount payable by the swap counterparty exceeds the amount payable by the supplemental interest trustee, the swap counterparty will be required to pay to the supplemental interest trustee the amount of that excess.  Any net swap payment received by the supplemental interest trustee from the swap counterparty will be used to pay the interest distribution amount on the Class A-1 Certificates.  Any such net swap payment will not be available for distribution to any other class of certificates.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loans in a loan group (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans in that loan group;

•
partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer, and the compensating interest; and

•
any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

•	the servicing fee and additional servicing compensation due to the servicer;

•	the trustee fee due to the trustee;

•	any lender paid mortgage insurance premiums;

•	amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

•
net swap amounts payable to the swap counterparty and swap termination payments payable by the issuing entity to the swap counterparty, other than any swap termination payments due to a swap counterparty trigger event (which amounts will only be payable out of amounts that would otherwise be allocated as interest to the Class A-1 Certificates);

•	all prepayment charges (which are distributable only to the Class P-1 and Class P-2 Certificates);

•	all late payment fees (which are distributable only to the Class L Certificates); and

•	all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement.

Any amounts paid from collections on the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan that will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will be 0.375% per annum.  The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, assumption fees and other similar charges (excluding prepayment charges and late payment fees), all investment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to the mortgage loans.

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

•	to interest on each interest-bearing class or component of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

•
to principal of the classes of senior certificates and component relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•
to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below;

•	any swap termination payment owing to the swap counterparty due to a swap counterparty trigger event under the swap contract; and

•	from any remaining available amounts, to the Class A-R Certificates.

Principal Distributions

Generally, principal collections from the mortgage loans in a loan group are allocated to the related senior certificates and components as set forth below, and any remainder is allocated to the subordinated certificates:

•
in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates and component is based on the ratio of the aggregate class certificate balance and component balance of the related senior certificates and component to the aggregate stated principal balance of the mortgage loans in that loan group and

•
in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates and component is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus, if the specified conditions are met.

Notwithstanding the foregoing,

•
no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied and

•
if the aggregate subordination percentage meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans in each loan group are satisfied (referred to as the “two-times test”), each senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Senior Certificates:

On each distribution date, the principal amount for each loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the classes and components of senior certificates as follows:

•	with respect to loan group 1, in the following priority:

1)  to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

2)  concurrently, to the Class A-1-1 Component and Class 1-A-2 Certificates, pro rata, until their component balance and class certificate balance, respectively, are reduced to zero.

•
with respect to loan group 2, concurrently, to the Class A-1-2 Component and Class 2-A-2 Certificates, pro rata, until their component balance and class certificate balance, respectively, are reduced to zero.

•
with respect to loan group 3, concurrently, to the Class A-1-3 Component and Class 3-A-2 Certificates, pro rata, until their component balance and class certificate balance, respectively, are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the classes of subordinated certificates in order of their distribution priorities, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero.  Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount from all loan groups; provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), the restricted class will not receive distributions of principal prepayments.  Instead, the portion of principal prepayments otherwise distributable to the restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement.  If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan .

The servicer is permitted to modify any mortgage loan in lieu of refinancing at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification.  In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates.  Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of certificates with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates and component in accordance with the priorities set forth under “Description of the Certificates—Allocation of Losses.”  However, any realized losses on the mortgage loans in a loan group that would otherwise be allocated to the related class of super senior certificates will instead be allocated to the related class or component of support certificates until its class certificate balance or component balance is reduced to zero.

Additionally, as described above under “—Principal Distributions,” unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates’ pro rata percentage interest in the mortgage loans in that loan group).  This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If the senior certificates and component of one senior certificate group have been paid in full before the senior certificates and components of the other senior certificate groups, all principal on the mortgage loans related to the senior certificate group that was paid in full will be distributed to the remaining senior certificates and components on a pro rata basis.  However, those distributions will not be made if the level of subordination provided to the senior certificates has doubled from the original level and the delinquency performance of the mortgage loans satisfies the test described in this free writing prospectus under “Description of the Certificates—Cross-Collateralization.”

If on any distribution date the aggregate class certificate balance and component balance of the senior certificates and component of a senior certificate group, after giving effect to distributions to be made on that distribution date, is greater than the aggregate stated principal balance of the mortgage loans in the related loan group (any such group, an “undercollateralized group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, until the aggregate class certificate balance and component balance of the senior certificates of the undercollateralized group equals the aggregate stated principal balance of the mortgage loans in that loan group (such distribution, an “undercollateralization distribution”).  If the senior certificates of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan groups remaining after all required amounts for that distribution date have been distributed to the senior certificates of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this “—Cross-Collateralization” section will be made in accordance with the priorities set forth in below under “Distributions on the Certificates—Principal—Senior Principal Distribution Amount” and “—Subordinated Principal Distribution Amount.”

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will comprise one or more real estate mortgage investment conduits in a tiered structure.  The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC.  Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest.  The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates (and a single uncertificated class of regular interests) which, other than the Class L and Class A-R Certificates, will represent the regular interests in the Master REMIC.  The rights of the LIBOR Certificates to receive payments of tax basis risk carryover will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation § 1.860G-2(i).  The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

The supplemental interest trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The Class A-1 Certificates may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of the benefit plan, so long as certain conditions are met, and provided that, so long as the Class A-1 swap contract is in effect, such purchase or holding of the related certificates is also eligible for exemptive relief available under a class exemption or a statutory exemption.

A fiduciary of such plans or arrangements must determine that the purchase of a certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

Once the Class 1-A-2, Class 2-A-2, Class 3-A-2, Class B-1, Class B-2 and Class B-3 Certificates have been underwritten or placed by an underwriter meeting certain requirements, they may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

The Mortgage Pool

Loan Group 1

Mortgage Rates for the Group 1 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
4.501 - 5.000	1	$427,252.65	0.13%	4.750%	749	$427,252.65	63.99%
5.001 - 5.500	15	8,488,902.94	2.52	5.420	752	565,926.86	74.28
5.501 - 6.000	89	58,845,017.66	17.47	5.847	753	661,179.97	71.71
6.001 - 6.500	133	92,723,897.94	27.53	6.355	739	697,172.16	74.10
6.501 - 7.000	109	89,936,655.60	26.71	6.801	737	825,106.93	70.38
7.001 - 7.500	64	50,602,323.38	15.03	7.304	741	790,661.30	70.09
7.501 - 8.000	38	27,799,544.77	8.25	7.769	741	731,566.97	73.40
8.001 - 8.500	8	6,008,877.80	1.78	8.284	743	751,109.73	76.70
8.501 - 9.000	2	1,360,516.91	0.40	8.857	779	680,258.46	73.56
10.501 - 11.000	1	573,840.00	0.17	10.875	737	573,840.00	80.00
Total	460	$336,766,829.65	100.00%
_________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans was approximately 6.671% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.667% per annum.

Current Principal Balances for the Group 1 Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
400,000.01 - 450,000.00	50	$21,718,723.00	6.45%	6.569%	754	$434,374.46	78.11%
450,000.01 - 500,000.00	72	34,185,238.98	10.15	6.671	749	474,794.99	75.28
500,000.01 - 550,000.00	62	32,674,414.94	9.70	6.506	751	527,006.69	74.09
550,000.01 - 600,000.00	50	28,529,140.22	8.47	6.702	749	570,582.80	76.29
600,000.01 - 650,000.00	42	26,349,865.70	7.82	6.549	757	627,377.75	74.32
650,000.01 - 700,000.00	22	14,966,318.55	4.44	6.468	750	680,287.21	76.78
700,000.01 - 750,000.00	23	16,857,116.89	5.01	6.585	746	732,918.13	70.73
750,000.01 - 800,000.00	23	18,010,264.61	5.35	6.843	757	783,054.98	74.93
800,000.01 - 850,000.00	12	9,921,376.06	2.95	6.505	761	826,781.34	72.61
850,000.01 - 900,000.00	15	13,226,949.52	3.93	6.759	747	881,796.63	74.15
900,000.01 - 950,000.00	13	11,929,882.06	3.54	6.715	723	917,683.24	73.24
950,000.01 - 1,000,000.00	20	19,854,185.66	5.90	6.638	732	992,709.28	68.08
1,000,000.01 - 1,250,000.00	21	24,090,749.04	7.15	6.586	731	1,147,178.53	68.30
1,250,000.01 - 1,500,000.00	19	26,249,953.42	7.79	6.567	722	1,381,576.50	68.13
1,500,000.01 - 1,750,000.00	1	1,665,750.00	0.49	6.625	691	1,665,750.00	74.03
1,750,000.01 - 2,000,000.00	8	15,317,201.00	4.55	7.457	719	1,914,650.13	64.83
2,250,000.01 - 2,500,000.00	3	7,285,700.00	2.16	7.004	717	2,428,566.67	46.07
2,500,000.01 - 2,750,000.00	1	2,570,000.00	0.76	7.250	704	2,570,000.00	64.25
2,750,000.01 - 3,000,000.00	1	3,000,000.00	0.89	6.625	680	3,000,000.00	68.18
3,250,000.01 - 3,500,000.00	1	3,499,000.00	1.04	6.875	769	3,499,000.00	67.29
4,750,000.01 - 5,000,000.00	1	4,865,000.00	1.44	6.750	715	4,865,000.00	69.50
Total	460	$336,766,829.65	100.00%
_________
(1)	As of the Cut-off Date, the average principal balance of the Group 1 Mortgage Loans was approximately $732,101.80.

Original Loan-to-Value Ratios for the Group 1 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0.01 - 10.00	1	$2,499,000.00	0.74%	6.875%	735	$2,499,000.00	8.93%
20.01 - 30.00	2	1,247,321.99	0.37	6.500	720	623,661.00	28.08
30.01 - 40.00	4	4,629,999.92	1.37	6.687	733	1,157,499.98	38.01
40.01 - 50.00	10	7,728,813.21	2.30	6.783	753	772,881.32	46.09
50.01 - 60.00	19	16,703,883.17	4.96	6.691	737	879,151.75	57.17
60.01 - 70.00	104	96,099,309.79	28.54	6.735	734	924,031.82	67.19
70.01 - 80.00	296	195,688,531.22	58.11	6.593	745	661,109.90	77.60
80.01 - 90.00	18	9,218,242.06	2.74	7.439	756	512,124.56	87.49
90.01 - 100.00	6	2,951,728.29	0.88	6.881	777	491,954.72	94.70
Total	460	$336,766,829.65	100.00%
_________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 72.07%.

Original Term to Stated Maturity for the Group 1 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
360	460	$336,766,829.65	100.00%	6.671%	742	$732,101.80	72.07%
Total	460	$336,766,829.65	100.00%

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans(1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
347	1	$538,990.10	0.16%	5.750%	721	$538,990.10	74.34%
348	1	604,480.00	0.18	6.875	757	604,480.00	80.00
349	2	1,694,135.69	0.50	6.053	774	847,067.85	76.30
350	6	4,585,099.34	1.36	6.183	759	764,183.22	70.69
351	5	2,409,011.34	0.72	6.659	763	481,802.27	71.72
352	7	4,673,923.79	1.39	6.838	749	667,703.40	75.21
353	22	13,625,032.12	4.05	6.548	753	619,319.64	73.36
354	31	18,866,912.31	5.60	6.535	758	608,610.07	70.60
355	35	20,075,328.89	5.96	6.447	757	573,580.83	76.24
356	84	51,553,199.24	15.31	6.340	752	613,728.56	73.41
357	84	64,510,239.04	19.16	6.575	731	767,979.04	72.81
358	73	59,006,527.48	17.52	6.561	727	808,308.60	74.52
359	35	29,416,637.31	8.74	7.074	743	840,475.35	73.40
360	74	65,207,313.00	19.36	7.126	743	881,179.91	66.03
Total	460	$336,766,829.65	100.00%
_________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Mortgage Loans was approximately 357 months.

Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Alabama	1	$419,647.48	0.12%	5.750%	757	$419,647.48	80.00%
Arizona	26	19,168,107.65	5.69	6.578	742	737,234.91	74.17
California	247	176,046,054.32	52.28	6.620	740	712,737.06	72.97
Colorado	6	7,041,026.47	2.09	6.772	757	1,173,504.41	69.55
Connecticut	10	12,179,097.99	3.62	6.614	721	1,217,909.80	68.89
Delaware	1	524,931.45	0.16	5.750	739	524,931.45	75.00
Florida	24	16,390,390.57	4.87	6.894	749	682,932.94	74.19
Georgia	6	3,730,418.92	1.11	6.812	772	621,736.49	76.84
Hawaii	1	625,500.00	0.19	5.625	785	625,500.00	59.57
Idaho	4	2,933,913.75	0.87	6.638	723	733,478.44	72.53
Illinois	5	4,005,895.29	1.19	6.050	723	801,179.06	74.61
Indiana	1	1,980,000.00	0.59	6.875	690	1,980,000.00	66.00
Maine	1	613,000.00	0.18	6.500	692	613,000.00	77.69
Maryland	4	3,120,964.48	0.93	6.497	739	780,241.12	74.14
Massachusetts	10	6,875,291.69	2.04	6.508	752	687,529.17	72.88
Michigan	2	1,623,819.00	0.48	5.855	731	811,909.50	75.79
Nevada	10	5,744,514.15	1.71	6.927	754	574,451.42	68.49
New Hampshire	1	488,118.92	0.14	7.250	765	488,118.92	93.94
New Jersey	11	6,852,117.01	2.03	6.842	748	622,919.73	76.35
New York	20	16,567,742.44	4.92	6.872	739	828,387.12	60.85
North Carolina	4	2,229,882.02	0.66	6.239	774	557,470.51	60.59
Oregon	3	1,930,360.39	0.57	7.091	757	643,453.46	77.14
Pennsylvania	1	2,000,000.00	0.59	7.375	755	2,000,000.00	40.00
Rhode Island	1	1,665,750.00	0.49	6.625	691	1,665,750.00	74.03
South Carolina	5	3,210,882.52	0.95	6.753	763	642,176.50	72.42
Texas	8	6,303,905.22	1.87	6.372	736	787,988.15	73.67
Utah	11	10,004,854.75	2.97	7.131	752	909,532.25	69.19
Virginia	9	4,963,857.73	1.47	6.415	739	551,539.75	77.84
Washington	25	16,200,535.44	4.81	6.912	750	648,021.42	73.40
Wisconsin	1	857,500.00	0.25	7.125	767	857,500.00	70.00
Wyoming	1	468,750.00	0.14	6.625	800	468,750.00	75.00
Total	460	$336,766,829.65	100.00%

Mortgagors’ FICO Credit Scores for the Group 1 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
661 – 680	4	$4,478,703.84	1.33%	6.558%	676	$1,119,675.96	67.43%
681 – 700	51	47,059,240.59	13.97	6.678	692	922,730.21	67.91
701 – 720	47	45,868,426.19	13.62	6.783	713	975,923.96	71.92
721 – 740	89	65,030,325.11	19.31	6.689	731	730,677.81	70.96
741 – 760	104	67,557,206.60	20.06	6.702	751	649,588.53	72.98
761 – 780	95	61,947,526.21	18.39	6.622	770	652,079.22	74.49
781 – 800	58	37,319,991.16	11.08	6.479	791	643,448.12	74.17
801 – 820	12	7,505,409.95	2.23	6.945	807	625,450.83	72.97
Total	460	$336,766,829.65	100.00%
_________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 1 Mortgage Loans was approximately 742.

Types of Mortgaged Properties for the Group 1 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Single Family Residence	314	$223,289,278.77	66.30%	6.658%	741	$711,112.35	72.34%
Planned Unit Development (PUD)	96	74,244,134.46	22.05	6.632	746	773,376.40	72.16
Low-Rise Condominium	22	13,544,604.78	4.02	6.522	734	615,663.85	73.38
Two-Family Residence	3	2,152,500.00	0.64	6.789	742	717,500.00	81.28
High-Rise Condominium	16	10,391,965.60	3.09	7.197	747	649,497.85	77.01
Four-Family Residence	2	2,031,946.04	0.60	7.119	755	1,015,973.02	72.25
Three-Family Residence	2	1,470,000.00	0.44	7.505	763	735,000.00	79.46
Townhouse	4	7,143,400.00	2.12	6.606	726	1,785,850.00	70.98
Cooperative	1	2,499,000.00	0.74	6.875	735	2,499,000.00	8.93
Total	460	$336,766,829.65	100.00%

Purposes of the Group 1 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Purchase	171	$127,466,559.17	37.85%	6.758%	749	$745,418.47	75.69%
Refinance (Rate/Term)	168	123,462,790.88	36.66	6.566	740	734,897.56	72.26
Refinance (Cash Out)	121	85,837,479.60	25.49	6.695	735	709,400.66	66.44
Total	460	$336,766,829.65	100.00%

Occupancy Types for the Group 1 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Primary Home	378	$273,048,854.73	81.08%	6.563%	741	$722,351.47	72.19%
Secondary Home	29	29,201,247.41	8.67	6.921	742	1,006,939.57	69.24
Investment	53	34,516,727.51	10.25	7.318	748	651,259.01	73.58
Total	460	$336,766,829.65	100.00%
_________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Group 1 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Full/Alternate	156	$120,095,187.13	35.66%	6.439%	743	$769,840.94	72.60%
FastForward	1	549,649.58	0.16	5.500	773	549,649.58	80.00
Stated Income	303	216,121,992.94	64.18	6.803	741	713,273.90	71.76
Total	460	$336,766,829.65	100.00%

Loan Ages for the Group 1 Mortgage Loans(1)

Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	74	$65,207,313.00	19.36%	7.126%	743	$881,179.91	66.03%
1	35	29,416,637.31	8.74	7.074	743	840,475.35	73.40
2	73	59,006,527.48	17.52	6.561	727	808,308.60	74.52
3	84	64,510,239.04	19.16	6.575	731	767,979.04	72.81
4	84	51,553,199.24	15.31	6.340	752	613,728.56	73.41
5	35	20,075,328.89	5.96	6.447	757	573,580.83	76.24
6	31	18,866,912.31	5.60	6.535	758	608,610.07	70.60
7	22	13,625,032.12	4.05	6.548	753	619,319.64	73.36
8	7	4,673,923.79	1.39	6.838	749	667,703.40	75.21
9	5	2,409,011.34	0.72	6.659	763	481,802.27	71.72
10	6	4,585,099.34	1.36	6.183	759	764,183.22	70.69
11	2	1,694,135.69	0.50	6.053	774	847,067.85	76.30
12	1	604,480.00	0.18	6.875	757	604,480.00	80.00
13	1	538,990.10	0.16	5.750	721	538,990.10	74.34
Total	460	$336,766,829.65	100.00%
_________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 1 Mortgage Loans was approximately 3 months.

Loan Programs for the Group 1 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
5/1 CMT Fully Amortizing	3	$1,770,688.63	0.53%	5.840%	781	$590,229.54	77.24%
5/1 LIBOR Fully Amortizing	35	24,074,717.03	7.15	6.622	751	687,849.06	71.36
5/1 LIBOR Interest Only	334	256,618,096.16	76.20	6.672	738	768,317.65	72.04
5/6 LIBOR Fully Amortizing	13	6,632,228.74	1.97	6.421	757	510,171.44	73.44
5/6 LIBOR Interest Only	75	47,671,099.09	14.16	6.757	753	635,614.65	72.26
Total	460	$336,766,829.65	100.00%

Original Interest Only Terms of the Group 1 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	51	$32,477,634.40	9.64%	6.538%	754	$636,816.36	72.10%
60	38	23,333,733.11	6.93	6.364	758	614,045.61	73.02
120	371	280,955,462.14	83.43	6.712	739	757,292.35	71.99
Total	460	$336,766,829.65	100.00%

Prepayment Charge Terms and Type of the Group 1 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
None	309	$227,350,466.94	67.51%	6.639%	746	$735,762.03	71.08%
12 – Hard	54	41,535,947.48	12.33	6.764	735	769,184.21	74.43
12 – Soft	3	1,752,650.65	0.52	6.341	764	584,216.88	80.00
24 – Hard	11	6,678,807.51	1.98	6.577	741	607,164.32	80.03
36 – Hard	69	51,146,741.04	15.19	6.754	728	741,257.12	72.36
36 – Soft	14	8,302,216.03	2.47	6.734	749	593,015.43	77.52
Total	460	$336,766,829.65	100.00%

Gross Margins for the Group 1 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
2.001 - 2.500	145	$89,180,931.55	26.48%	6.348%	757	$615,040.91	72.69%
2.501 - 3.000	307	243,392,611.73	72.27	6.783	736	792,809.81	71.71
3.001 - 3.500	5	2,620,786.37	0.78	7.249	759	524,157.27	78.41
3.501 - 4.000	3	1,572,500.00	0.47	6.690	769	524,166.67	82.56
Total	460	$336,766,829.65	100.00%
_________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 1 Mortgage Loans was approximately 2.638%.

Months to Initial Adjustment Date for the Group 1 Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
41 – 50	10	$7,422,705.13	2.20%	6.178%	759	$742,270.51	72.99%
51 – 60	436	318,621,524.52	94.61	6.676	741	730,783.31	72.12
61 – 70	14	10,722,600.00	3.18	6.869	751	765,900.00	70.21
Total	460	$336,766,829.65	100.00%

Maximum Mortgage Rates for the Group 1 Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
9.500 - 9.999	1	$427,252.65	0.13%	4.75%	749	$427,252.65	63.99%
10.000 - 10.499	5	3,088,460.92	0.92	5.28	753	617,692.18	77.2
10.500 - 10.999	71	46,144,693.97	13.7	5.757	754	649,925.27	71.73
11.000 - 11.499	103	73,651,373.01	21.87	6.227	742	715,061.87	74.06
11.500 - 11.999	113	93,136,719.15	27.66	6.69	734	824,218.75	70.67
12.000 - 12.499	63	48,921,212.11	14.53	7.1	741	776,527.18	70.59
12.500 - 12.999	79	54,736,806.47	16.25	7.31	741	692,870.97	72.02
13.000 - 13.499	15	10,708,193.19	3.18	7.691	753	713,879.55	75.35
13.500 - 13.999	3	1,888,550.38	0.56	8.169	774	629,516.79	71.77
14.000 - 14.499	5	2,989,727.80	0.89	8.41	759	597,945.56	80.09
14.500 - 14.999	1	500,000.00	0.15	8.5	764	500,000.00	74.4
15.500 - 15.999	1	573,840.00	0.17	10.875	737	573,840.00	80
Total	460	$336,766,829.65	100.00%
_________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 1 Mortgage Loans was approximately 11.781%.

Initial Periodic Rate Cap for the Group 1 Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
3.000	25	$14,546,119.71	4.32%	6.761%	752	$581,844.79	74.76%
5.000	398	300,284,920.25	89.17	6.654	741	754,484.72	71.86
6.000	37	21,935,789.69	6.51	6.855	752	592,859.18	73.17
Total	460	$336,766,829.65	100.00%
_________
(1)	As of the Cut-off Date, the weighted average Initial Periodic Rate Cap for the Group 1 Mortgage Loans was approximately 4.979%.

Subsequent Periodic Rate Caps for the Group 1 Mortgage Loans (1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
1.000	63	$39,789,599.65	11.82%	6.663%	755	$631,580.95	72.35%
2.000	397	296,977,230.00	88.18	6.672	740	748,053.48	72.04
Total	460	$336,766,829.65	100.00%
___	____________
(1)	As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap for the Group 1 Mortgage Loans was approximately 1.882%.

Origination Channels for the Group 1 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Mortgage Professionals	169	$135,835,204.43	40.34%	6.758%	734	$803,758.61	73.43%
Consumer Direct	52	49,380,416.93	14.66	6.874	733	949,623.40	64.95
Correspondent	42	31,278,693.65	9.29	6.956	736	744,730.80	73.35
Conduit	197	120,272,514.64	35.71	6.416	756	610,520.38	73.14
Total	460	$336,766,829.65	100.00%

Loan Group 2

Mortgage Rates for the Group 2 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
4.501 - 5.000	3	$2,071,057.56	1.61%	4.875%	751	$690,352.52	72.34%
5.001 - 5.500	2	2,297,321.50	1.78	5.300	755	1,148,660.75	60.49
5.501 - 6.000	19	14,426,821.50	11.19	5.869	748	759,306.39	72.27
6.001 - 6.500	31	22,558,407.18	17.50	6.330	744	727,690.55	75.72
6.501 - 7.000	37	27,704,600.15	21.49	6.854	734	748,772.98	71.86
7.001 - 7.500	55	48,588,051.36	37.69	7.310	746	883,419.12	70.80
7.501 - 8.000	14	8,899,719.48	6.90	7.711	725	635,694.25	77.20
8.001 - 8.500	3	1,721,100.00	1.33	8.236	716	573,700.00	83.03
8.501 - 9.000	1	655,565.06	0.51	8.750	767	655,565.06	80.00
Total	165	$128,922,643.79	100.00%
_________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans was approximately 6.852% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.848% per annum.

Current Principal Balances for the Group 2 Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
400,000.01 - 450,000.00	12	$5,223,550.00	4.05%	6.819%	740	$435,295.83	75.35%
450,000.01 - 500,000.00	25	11,847,776.90	9.19	6.782	730	473,911.08	77.00
500,000.01 - 550,000.00	18	9,403,578.16	7.29	7.020	736	522,421.01	73.89
550,000.01 - 600,000.00	16	9,128,351.12	7.08	6.717	739	570,521.95	71.76
600,000.01 - 650,000.00	17	10,696,237.69	8.30	6.782	743	629,190.45	73.78
650,000.01 - 700,000.00	12	8,081,099.98	6.27	7.122	737	673,425.00	72.59
700,000.01 - 750,000.00	11	8,010,393.68	6.21	6.826	738	728,217.61	76.34
750,000.01 - 800,000.00	7	5,479,966.88	4.25	7.002	743	782,852.41	75.77
800,000.01 - 850,000.00	4	3,317,000.00	2.57	7.343	723	829,250.00	74.93
850,000.01 - 900,000.00	4	3,540,800.00	2.75	6.623	723	885,200.00	75.68
900,000.01 - 950,000.00	8	7,406,153.17	5.74	6.701	750	925,769.15	66.65
950,000.01 - 1,000,000.00	5	4,927,999.00	3.82	7.275	755	985,599.80	72.16
1,000,000.01 - 1,250,000.00	6	6,729,300.00	5.22	7.005	724	1,121,550.00	73.72
1,250,000.01 - 1,500,000.00	10	13,906,820.25	10.79	6.523	759	1,390,682.03	72.12
1,500,000.01 - 1,750,000.00	4	6,513,116.96	5.05	6.556	738	1,628,279.24	67.65
1,750,000.01 - 2,000,000.00	2	3,725,500.00	2.89	6.696	758	1,862,750.00	68.38
2,000,000.01 - 2,250,000.00	2	4,230,000.00	3.28	7.309	732	2,115,000.00	64.22
2,250,000.01 - 2,500,000.00	1	2,400,000.00	1.86	6.500	770	2,400,000.00	75.00
4,250,000.01 - 4,500,000.00	1	4,355,000.00	3.38	7.250	765	4,355,000.00	65.00
Total	165	$128,922,643.79	100.00%
_________
(1)	As of the Cut-off Date, the average principal balance of the Group 2 Mortgage Loans was approximately $781,349.36.

Original Loan-to-Value Ratios for the Group 2 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
30.01 - 40.00	4	$3,230,915.46	2.51%	6.656%	759	$807,728.87	36.76%
40.01 - 50.00	4	2,905,667.23	2.25	6.265	759	726,416.81	47.17
50.01 - 60.00	8	5,523,770.06	4.28	6.488	736	690,471.26	54.39
60.01 - 70.00	27	30,581,266.96	23.72	6.850	746	1,132,639.52	66.81
70.01 - 80.00	113	81,797,954.08	63.45	6.871	741	723,875.70	77.39
80.01 - 90.00	9	4,883,070.00	3.79	7.429	715	542,563.33	86.74
Total	165	$128,922,643.79	100.00%
_________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 72.55%.

Original Term to Stated Maturity for the Group 2 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
360	165	$128,922,643.79	100.00%	6.852%	742	$781,349.36	72.55%
Total	165	$128,922,643.79	100.00%

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans(1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
353	2	$1,178,300.00	0.91%	5.854%	742	$589,150.00	69.09%
354	4	2,237,108.21	1.74	6.003	749	559,277.05	78.44
355	14	8,859,176.54	6.87	6.263	748	632,798.32	73.72
356	11	6,934,291.38	5.38	5.909	738	630,390.13	67.14
357	26	19,125,925.51	14.84	6.560	722	735,612.52	78.38
358	47	38,181,478.79	29.62	7.132	746	812,371.89	74.50
359	41	36,368,613.36	28.21	7.033	750	887,039.35	68.07
360	20	16,037,750.00	12.44	7.045	734	801,887.50	72.22
Total	165	$128,922,643.79	100.00%
_________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans was approximately 358 months.

Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Arizona	6	$5,233,966.96	4.06%	6.700%	726	$872,327.83	71.31%
California	79	58,199,190.75	45.14	6.973	737	736,698.62	73.11
Colorado	6	5,615,550.00	4.36	7.168	757	935,925.00	62.62
Connecticut	2	2,022,915.46	1.57	5.450	774	1,011,457.73	59.51
Florida	8	8,449,872.13	6.55	6.956	765	1,056,234.02	71.10
Georgia	2	1,567,999.00	1.22	7.250	767	783,999.50	75.00
Hawaii	2	1,465,000.00	1.14	7.067	756	732,500.00	60.74
Idaho	1	660,000.00	0.51	7.375	721	660,000.00	80.00
Illinois	5	4,053,636.41	3.14	7.036	728	810,727.28	77.89
Indiana	1	632,253.17	0.49	6.000	772	632,253.17	80.00
Iowa	1	480,000.00	0.37	7.625	731	480,000.00	80.00
Maryland	6	2,911,197.07	2.26	6.490	721	485,199.51	81.66
Massachusetts	2	1,175,900.00	0.91	7.277	745	587,950.00	77.58
Michigan	4	2,607,798.33	2.02	6.640	751	651,949.58	76.24
Mississippi	1	519,920.00	0.40	6.875	682	519,920.00	80.00
Nevada	3	3,498,300.00	2.71	7.144	737	1,166,100.00	65.03
New Jersey	3	2,112,321.50	1.64	6.475	723	704,107.17	62.43
New York	12	12,605,114.86	9.78	6.585	761	1,050,426.24	74.66
North Carolina	1	1,625,000.00	1.26	6.875	705	1,625,000.00	65.00
Ohio	3	1,480,074.75	1.15	6.002	754	493,358.25	80.00
Oregon	1	776,000.00	0.60	7.250	761	776,000.00	73.90
Pennsylvania	1	585,000.00	0.45	7.500	722	585,000.00	65.00
South Carolina	4	3,568,200.00	2.77	6.340	755	892,050.00	78.28
Texas	2	1,258,300.00	0.98	6.817	711	629,150.00	68.06
Utah	1	436,500.00	0.34	7.500	701	436,500.00	90.00
Vermont	1	425,300.00	0.33	6.000	737	425,300.00	67.51
Virginia	3	2,529,993.44	1.96	6.013	732	843,331.15	73.68
Washington	4	2,427,339.96	1.88	7.206	740	606,834.99	73.69
Total	165	$128,922,643.79	100.00%

Mortgagors’ FICO Scores for the Group 2 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
641 – 660	1	$558,435.70	0.43%	6.375%	660	$558,435.70	80.00%
661 – 680	2	948,000.00	0.74	6.315	673	474,000.00	80.00
681 – 700	18	11,036,804.77	8.56	6.825	692	613,155.82	77.60
701 – 720	35	27,401,011.88	21.25	7.006	710	782,886.05	71.68
721 – 740	31	22,593,571.09	17.52	6.833	731	728,824.87	74.51
741 – 760	25	20,218,603.89	15.68	6.954	750	808,744.16	70.96
761 – 780	30	27,682,817.58	21.47	6.928	768	922,760.59	70.18
781 – 800	17	14,572,815.58	11.30	6.411	786	857,224.45	73.35
801 – 820	6	3,910,583.30	3.03	6.719	807	651,763.88	72.03
Total	165	$128,922,643.79	100.00%
_________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 2 Mortgage Loans was approximately 742.

Types of Mortgaged Properties for the Group 2 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Single Family Residence	120	$93,900,104.30	72.83%	6.924%	740	$782,500.87	72.15%
Planned Unit Development (PUD)	29	21,713,219.93	16.84	6.648	745	748,731.72	73.22
Low-Rise Condominium	5	3,513,739.64	2.73	6.588	733	702,747.93	72.89
Two-Family Residence	1	625,000.00	0.48	7.750	720	625,000.00	73.53
High-Rise Condominium	5	5,492,000.80	4.26	6.623	764	1,098,400.16	75.10
Four-Family Residence	1	862,500.00	0.67	7.250	704	862,500.00	75.00
Three-Family Residence	1	655,565.06	0.51	8.750	767	655,565.06	80.00
Cooperative	3	2,160,514.06	1.68	5.756	774	720,171.35	72.62
Total	165	$128,922,643.79	100.00%

Purposes of the Group 2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Purchase	33	$27,316,637.22	21.19%	6.633%	750	$827,776.89	77.94%
Refinance (Rate/Term)	95	76,005,673.86	58.95	7.020	743	800,059.72	70.40
Refinance (Cash Out)	37	25,600,332.71	19.86	6.584	729	691,900.88	73.15
Total	165	$128,922,643.79	100.00%

Occupancy Types for the Group 2 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Primary Home	145	$114,626,134.31	88.91%	6.836%	742	$790,525.06	72.50%
Secondary Home	11	9,194,509.48	7.13	6.840	751	835,864.50	72.42
Investment	9	5,102,000.00	3.96	7.226	730	566,888.89	73.81
Total	165	$128,922,643.79	100.00%
_________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Group 2 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Full/Alternate	64	$53,564,256.85	41.55%	6.625%	749	$836,941.51	73.42%
Stated Income	101	75,358,386.94	58.45	7.013	737	746,122.64	71.93
Total	165	$128,922,643.79	100.00%

Loan Ages for the Group 2 Mortgage Loans(1)

Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	20	$16,037,750.00	12.44%	7.045%	734	$801,887.50	72.22%
1	41	36,368,613.36	28.21	7.033	750	887,039.35	68.07
2	47	38,181,478.79	29.62	7.132	746	812,371.89	74.50
3	26	19,125,925.51	14.84	6.560	722	735,612.52	78.38
4	11	6,934,291.38	5.38	5.909	738	630,390.13	67.14
5	14	8,859,176.54	6.87	6.263	748	632,798.32	73.72
6	4	2,237,108.21	1.74	6.003	749	559,277.05	78.44
7	2	1,178,300.00	0.91	5.854	742	589,150.00	69.09
Total	165	$128,922,643.79	100.00%
_________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 2 Mortgage Loans was approximately 2 months.

Loan Programs for the Group 2 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
7/1 LIBOR Fully Amortizing	5	$3,671,938.06	2.85%	6.535%	739	$734,387.61	69.57%
7/1 LIBOR Interest Only	132	107,823,042.99	83.63	7.003	741	816,841.23	72.76
7/6 LIBOR Fully Amortizing	3	2,201,490.13	1.71	5.702	745	733,830.04	53.31
7/6 LIBOR Interest Only	25	15,226,172.61	11.81	6.023	749	609,046.90	74.55
Total	165	$128,922,643.79	100.00%

Original Interest Only Terms of the Group 2 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	8	$5,873,428.19	4.56%	6.222%	741	$734,178.52	63.48%
60	2	894,450.00	0.69	6.242	766	447,225.00	74.73
84	1	555,000.00	0.43	6.250	735	555,000.00	73.51
120	154	121,599,765.60	94.32	6.889	742	789,608.87	72.96
Total	165	$128,922,643.79	100.00%

Prepayment Charge Terms and Type of the Group 2 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
None	118	$89,991,843.54	69.80%	6.826%	744	$762,642.74	72.44%
12 – Hard	24	23,614,733.42	18.32	7.060	742	983,947.23	70.78
24 – Hard	6	3,402,500.00	2.64	6.581	736	567,083.33	75.03
36 – Hard	17	11,913,566.83	9.24	6.707	729	700,798.05	76.14
Total	165	$128,922,643.79	100.00%

Gross Margins for the Group 2 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
2.001 - 2.500	22	$14,221,592.67	11.03%	5.847%	751	$646,436.03	71.15%
2.501 - 3.000	142	114,171,053.26	88.56	6.978	741	804,021.50	72.69
3.501 - 4.000	1	529,997.86	0.41	6.655	714	529,997.86	79.10
Total	165	$128,922,643.79	100.00%
_________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 2 Mortgage Loans was approximately 2.705%.

Months to Initial Adjustment Date for the Group 2 Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
71 – 80	31	$19,208,876.13	14.90%	6.080%	744	$619,641.17	71.61%
81 – 90	134	109,713,767.66	85.10	6.987	742	818,759.46	72.71
Total	165	$128,922,643.79	100.00%

Maximum Mortgage Rates for the Group 2 Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
9.500 - 9.999	3	$2,071,057.56	1.61%	4.875%	751	$690,352.52	72.34%
10.000 - 10.499	1	921,821.50	0.72	5.375	716	921,821.50	46.30
10.500 - 10.999	11	7,922,505.89	6.15	5.783	748	720,227.81	70.29
11.000 - 11.499	28	21,730,297.12	16.86	6.113	748	776,082.04	75.11
11.500 - 11.999	30	24,590,274.44	19.07	6.713	733	819,675.81	73.91
12.000 - 12.499	51	43,565,826.42	33.79	7.176	751	854,231.89	68.92
12.500 - 12.999	37	25,744,195.80	19.97	7.459	729	695,789.08	75.97
13.000 - 13.499	3	1,721,100.00	1.33	8.236	716	573,700.00	83.03
13.500 - 13.999	1	655,565.06	0.51	8.750	767	655,565.06	80.00
Total	165	$128,922,643.79	100.00%
_________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 2 Mortgage Loans was approximately 11.900%.

Initial Periodic Rate Cap for the Group 2 Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
2.000	1	$1,375,500.00	1.07%	5.250%	781	$1,375,500.00	70.00%
3.000	6	3,144,947.86	2.44	6.346	726	524,157.98	73.14
5.000	155	122,660,162.47	95.14	6.884	742	791,355.89	72.52
6.000	3	1,742,033.46	1.35	6.717	741	580,677.82	75.71
Total	165	$128,922,643.79	100.00%
____	______
(1)	As of the Cut-off Date, the weighted average Initial Periodic Rate Cap for the Group 2 Mortgage Loans was approximately 4.933%.

Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
1.000	25	$15,685,629.28	12.17%	5.901%	749	$627,425.17	71.44%
2.000	140	113,237,014.51	87.83	6.983	741	808,835.82	72.70
Total	165	$128,922,643.79	100.00%
_____	_____
(1)	As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans was approximately 1.878%.

Origination Channels for the Group 2 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Mortgage Professionals	41	$34,611,300.42	26.85%	6.764%	734	$844,178.06	75.32%
Consumer Direct	77	64,113,043.64	49.73	7.113	747	832,636.93	70.51
Correspondent	17	11,618,725.74	9.01	7.055	731	683,454.46	77.16
Conduit	30	18,579,573.99	14.41	5.987	746	619,319.13	71.53
Total	165	$128,922,643.79	100.00%

Loan Group 3

Mortgage Rates for the Group 3 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
5.001 - 5.500	2	$1,559,434.97	0.63%	5.500%	761	$779,717.49	56.26%
5.501 - 6.000	16	10,168,038.80	4.08	5.837	744	635,502.43	72.39
6.001 - 6.500	96	72,919,393.82	29.24	6.375	747	759,577.02	71.83
6.501 - 7.000	159	123,864,054.34	49.66	6.792	741	779,019.21	72.01
7.001 - 7.500	37	27,424,495.86	11.00	7.323	735	741,202.59	75.64
7.501 - 8.000	11	12,420,443.61	4.98	7.819	730	1,129,131.24	68.54
8.001 - 8.500	2	1,058,000.00	0.42	8.125	702	529,000.00	77.88
Total	323	$249,413,861.40	100.00%
_________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3 Mortgage Loans was approximately 6.738% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3 Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.737% per annum.

Current Principal Balances for the Group 3 Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
400,000.01 - 450,000.00	16	$6,956,684.25	2.79%	6.785%	743	$434,792.77	80.36%
450,000.01 - 500,000.00	51	24,589,742.70	9.86	6.699	735	482,151.82	79.05
500,000.01 - 550,000.00	37	19,414,555.55	7.78	6.636	750	524,717.72	76.28
550,000.01 - 600,000.00	28	16,236,972.04	6.51	6.798	739	579,891.86	73.46
600,000.01 - 650,000.00	34	21,538,498.40	8.64	6.758	750	633,485.25	75.89
650,000.01 - 700,000.00	25	16,957,632.12	6.80	6.630	750	678,305.28	72.55
700,000.01 - 750,000.00	15	11,007,297.74	4.41	6.635	743	733,819.85	70.37
750,000.01 - 800,000.00	22	17,284,535.77	6.93	6.570	739	785,660.72	66.66
800,000.01 - 850,000.00	9	7,413,433.93	2.97	6.564	707	823,714.88	74.79
850,000.01 - 900,000.00	6	5,332,779.91	2.14	6.499	755	888,796.65	68.94
900,000.01 - 950,000.00	8	7,433,971.67	2.98	6.827	755	929,246.46	64.01
950,000.01 - 1,000,000.00	18	17,774,199.00	7.13	6.731	735	987,455.50	71.90
1,000,000.01 - 1,250,000.00	21	23,674,996.54	9.49	6.679	740	1,127,380.79	72.57
1,250,000.01 - 1,500,000.00	16	22,171,164.03	8.89	6.756	743	1,385,697.75	68.71
1,500,000.01 - 1,750,000.00	6	9,899,798.75	3.97	7.487	735	1,649,966.46	66.91
1,750,000.01 - 2,000,000.00	9	17,177,599.00	6.89	6.952	748	1,908,622.11	65.66
2,000,000.01 - 2,250,000.00	1	2,100,000.00	0.84	6.750	683	2,100,000.00	67.74
2,250,000.01 - 2,500,000.00	1	2,450,000.00	0.98	6.375	776	2,450,000.00	69.50
Total	323	$249,413,861.40	100.00%
_________
(1)	As of the Cut-off Date, the average principal balance of the Group 3 Mortgage Loans was approximately $772,179.14.

Original Loan-to-Value Ratios for the Group 3 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
20.01 - 30.00	1	$700,000.00	0.28%	6.625%	758	$700,000.00	21.21%
30.01 - 40.00	2	1,450,000.00	0.58	5.852	791	725,000.00	32.99
40.01 - 50.00	14	12,148,897.61	4.87	6.679	751	867,778.40	45.74
50.01 - 60.00	17	16,380,474.49	6.57	6.687	757	963,557.32	56.07
60.01 - 70.00	59	61,670,811.16	24.73	6.828	731	1,045,267.99	66.70
70.01 - 80.00	215	149,348,969.54	59.88	6.719	744	694,646.37	78.07
80.01 - 90.00	13	6,745,708.60	2.70	6.826	730	518,900.66	86.90
90.01 – 100.00	2	969,000.00	0.39	6.495	717	484,500.00	95.00
Total	323	$249,413,861.40	100.00%
_________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 3 Mortgage Loans was approximately 72.12%.

Original Term to Stated Maturity for the Group 3 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
360	323	$249,413,861.40	100.00%	6.738%	742	$772,179.14	72.12%
Total	323	$249,413,861.40	100.00%

Remaining Terms to Stated Maturity for the Group 3 Mortgage Loans(1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
351	1	$621,799.44	0.25%	6.750%	738	$621,799.44	84.18%
353	6	4,129,899.95	1.66	6.279	752	688,316.66	73.79
354	10	6,710,713.60	2.69	6.234	765	671,071.36	74.82
355	11	6,045,666.24	2.42	6.406	762	549,606.02	74.29
356	38	28,768,025.62	11.53	6.629	739	757,053.31	71.32
357	63	45,906,223.21	18.41	6.806	735	728,670.21	75.35
358	37	28,397,616.93	11.39	6.875	723	767,503.16	74.62
359	72	63,714,649.41	25.55	6.849	747	884,925.69	69.44
360	85	65,119,267.00	26.11	6.684	746	766,109.02	71.04
Total	323	$249,413,861.40	100.00%
_________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 3 Mortgage Loans was approximately 358 months.

Geographic Distribution of the Mortgaged Properties for the Group 3 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Arizona	10	$8,885,100.00	3.56%	6.759%	753	$888,510.00	66.59%
California	200	148,184,673.83	59.41	6.701	742	740,923.37	72.72
Colorado	3	3,361,000.00	1.35	7.038	723	1,120,333.33	60.51
Connecticut	3	2,195,000.00	0.88	6.538	728	731,666.67	54.55
Delaware	1	840,000.00	0.34	6.625	744	840,000.00	77.06
District of Columbia	1	666,540.33	0.27	7.625	752	666,540.33	80.00
Florida	8	4,667,643.08	1.87	6.901	745	583,455.39	77.34
Georgia	2	1,669,624.15	0.67	6.945	742	834,812.08	65.18
Hawaii	3	2,650,000.00	1.06	6.545	757	883,333.33	62.10
Idaho	2	2,180,727.38	0.87	7.411	722	1,090,363.69	66.92
Kentucky	1	1,085,000.00	0.44	6.875	696	1,085,000.00	70.00
Maryland	4	3,116,500.00	1.25	6.833	734	779,125.00	78.58
Massachusetts	4	3,160,542.43	1.27	6.597	746	790,135.61	80.00
Minnesota	1	637,314.69	0.26	6.875	703	637,314.69	80.00
Montana	1	1,146,750.00	0.46	6.750	694	1,146,750.00	75.00
Nevada	7	4,938,900.00	1.98	6.610	746	705,557.14	67.60
New Jersey	9	9,502,179.36	3.81	6.848	749	1,055,797.71	73.68
New York	36	31,540,299.33	12.65	6.789	748	876,119.43	71.80
North Carolina	3	2,209,769.63	0.89	6.385	730	736,589.88	72.40
Ohio	2	1,488,361.51	0.60	6.667	725	744,180.76	76.27
Oregon	1	488,000.00	0.20	6.750	739	488,000.00	70.00
Rhode Island	1	680,000.00	0.27	6.750	725	680,000.00	80.00
South Carolina	1	1,499,000.00	0.60	6.375	697	1,499,000.00	57.65
Tennessee	1	635,000.00	0.25	6.500	788	635,000.00	74.71
Texas	2	1,292,800.00	0.52	7.318	751	646,400.00	80.00
Utah	1	440,000.00	0.18	7.500	741	440,000.00	80.00
Virginia	7	3,999,866.30	1.60	6.635	742	571,409.47	81.13
Washington	7	5,153,270.21	2.07	6.728	737	736,181.46	69.05
West Virginia	1	1,099,999.17	0.44	7.750	703	1,099,999.17	68.75
Total	323	$249,413,861.40	100.00%

Mortgagors’ FICO Scores for the Group 3 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
661 – 680	5	$3,607,888.98	1.45%	6.632%	670	$721,577.80	79.73%
681 – 700	39	34,276,508.61	13.74	6.704	691	878,884.84	68.71
701 – 720	48	35,012,620.86	14.04	6.926	711	729,429.60	75.80
721 – 740	67	49,670,577.36	19.91	6.803	731	741,351.90	72.63
741 – 760	62	46,461,877.25	18.63	6.768	751	749,385.12	73.44
761 – 780	49	39,181,060.08	15.71	6.665	770	799,613.47	71.96
781 – 800	40	31,563,432.80	12.66	6.603	788	789,085.82	70.24
801 – 820	13	9,639,895.46	3.87	6.486	808	741,530.42	65.93
Total	323	$249,413,861.40	100.00%
_________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 3 Mortgage Loans was approximately 742.

Types of Mortgaged Properties for the Group 3 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Single Family Residence	212	$167,602,480.59	67.20%	6.755%	738	$790,577.74	72.04%
Planned Unit Development (PUD)	61	46,791,675.13	18.76	6.731	750	767,076.64	70.22
Low-Rise Condominium	25	14,753,797.22	5.92	6.664	745	590,151.89	76.30
Two-Family Residence	4	2,698,779.91	1.08	6.795	763	674,694.98	75.90
High-Rise Condominium	8	7,422,683.28	2.98	6.772	765	927,835.41	78.77
Four-Family Residence	1	999,000.00	0.40	6.625	707	999,000.00	64.12
Three-Family Residence	2	1,455,000.00	0.58	6.693	743	727,500.00	77.58
Townhouse	3	2,784,743.46	1.12	6.426	743	928,247.82	73.91
Cooperative	7	4,905,701.81	1.97	6.581	740	700,814.54	67.29
Total	323	$249,413,861.40	100.00%

Purposes of the Group 3 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Purchase	117	$88,793,488.53	35.60%	6.724%	750	$758,918.71	74.85%
Refinance (Rate/Term)	108	88,902,846.93	35.64	6.822	736	823,174.51	70.43
Refinance (Cash Out)	98	71,717,525.94	28.75	6.654	738	731,811.49	70.84
Total	323	$249,413,861.40	100.00%

Occupancy Types for the Group 3 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Primary Home	293	$225,198,364.03	90.29%	6.710%	742	$768,595.10	72.13%
Secondary Home	14	13,279,172.10	5.32	6.891	734	948,512.29	71.51
Investment	16	10,936,325.27	4.38	7.134	744	683,520.33	72.78
Total	323	$249,413,861.40	100.00%
_________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Group 3 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Full/Alternate	139	$108,845,914.78	43.64%	6.585%	748	$783,064.14	73.09%
FastForward	1	504,000.00	0.20	6.625	703	504,000.00	80.00
Stated Income	183	140,063,946.62	56.16	6.858	737	765,376.76	71.35
Total	323	$249,413,861.40	100.00%

Loan Ages for the Group 3 Mortgage Loans(1)

Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	85	$65,119,267.00	26.11%	6.684%	746	$766,109.02	71.04%
1	72	63,714,649.41	25.55	6.849	747	884,925.69	69.44
2	37	28,397,616.93	11.39	6.875	723	767,503.16	74.62
3	63	45,906,223.21	18.41	6.806	735	728,670.21	75.35
4	38	28,768,025.62	11.53	6.629	739	757,053.31	71.32
5	11	6,045,666.24	2.42	6.406	762	549,606.02	74.29
6	10	6,710,713.60	2.69	6.234	765	671,071.36	74.82
7	6	4,129,899.95	1.66	6.279	752	688,316.66	73.79
9	1	621,799.44	0.25	6.750	738	621,799.44	84.18
Total	323	$249,413,861.40	100.00%
_________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 3 Mortgage Loans was approximately 2 months.

Loan Programs for the Group 3 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
10/1 LIBOR Fully Amortizing	22	$18,079,696.10	7.25%	6.725%	750	$821,804.37	74.48%
10/1 LIBOR Interest Only	279	216,937,821.66	86.98	6.753	739	777,554.92	72.09
10/6 LIBOR Interest Only	22	14,396,343.64	5.77	6.537	768	654,379.26	69.59
Total	323	$249,413,861.40	100.00%

Original Interest Only Terms of the Group 3 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	22	$18,079,696.10	7.25%	6.725%	750	$821,804.37	74.48%
120	301	231,334,165.30	92.75	6.740	741	768,552.04	71.94
Total	323	$249,413,861.40	100.00%

Prepayment Charge Terms and Type of the Group 3 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
None	202	$163,207,847.64	65.44%	6.734%	748	$807,959.64	70.92%
12 – Hard	53	43,624,686.12	17.49	6.832	731	823,107.29	73.41
24 – Hard	2	1,024,600.00	0.41	6.750	738	512,300.00	86.95
36 – Hard	66	41,556,727.64	16.66	6.656	730	629,647.39	75.12
Total	323	$249,413,861.40	100.00%

Gross Margins for the Group 3 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
1.501 - 2.000	2	$1,643,000.00	0.66%	6.445%	778	$821,500.00	68.88%
2.001 - 2.500	46	30,508,450.53	12.23	6.460	761	663,227.19	72.89
2.501 - 3.000	275	217,262,410.87	87.11	6.780	739	790,045.13	72.04
Total	323	$249,413,861.40	100.00%
_________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 3 Mortgage Loans was approximately 2.683%.

Months to Initial Adjustment Date for the Group 3 Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
111 – 120	323	$249,413,861.40	100.00%	6.738%	742	$772,179.14	72.12%
Total	323	$249,413,861.40	100.00%

Maximum Mortgage Rates for the Group 3 Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
10.500 - 10.999	14	$9,272,473.77	3.72%	5.737%	752	$662,319.56	68.69%
11.000 - 11.499	64	47,661,319.09	19.11	6.293	744	744,708.11	72.98
11.500 - 11.999	160	125,231,461.43	50.21	6.724	740	782,696.63	72.42
12.000 - 12.499	47	33,687,035.80	13.51	7.045	740	716,745.44	73.84
12.500 - 12.999	33	29,899,971.31	11.99	7.349	745	906,059.74	68.62
13.000 - 13.499	5	3,661,600.00	1.47	7.781	723	732,320.00	72.38
Total	323	$249,413,861.40	100.00%
_________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 3 Mortgage Loans was approximately 11.789%.

Initial Periodic Rate Cap for the Group 3 Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
5.000	305	$237,521,833.75	95.23%	6.746%	741	$778,760.11	72.34%
6.000	18	11,892,027.65	4.77	6.596	766	660,668.20	67.74
Total	323	$249,413,861.40	100.00%
_________
(1)	As of the Cut-off Date, the weighted average Initial Periodic Rate Cap for the Group 3 Mortgage Loans is approximately 5.048%

Subsequent Periodic Rate Cap for the Group 3 Mortgage Loans(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
1.000	1	$443,000.00	0.18%	6.625%	778	$443,000.00	77.04%
2.000	322	248,970,861.40	99.82	6.739	742	773,201.43	72.11
Total	323	$249,413,861.40	100.00%
_________
(1)	As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap for the Group 3 Mortgage Loans is approximately 1.998%

Origination Channels for the Group 3 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Mortgage Professionals	136	$98,077,079.68	39.32%	6.706%	740	$721,155.00	71.88%
Consumer Direct	96	85,596,345.26	34.32	6.850	738	891,628.60	72.32
Correspondent	39	31,437,810.13	12.60	6.864	735	806,097.70	72.23
Conduit	52	34,302,626.33	13.75	6.437	763	659,665.89	72.21
Total	323	$249,413,861.40	100.00%

Aggregate Mortgage Loans

Mortgage Rates for the Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
4.501 - 5.000	4	$2,498,310.21	0.35%	4.854%	750	$624,577.55	70.91%
5.001 - 5.500	19	12,345,659.41	1.73	5.408	753	649,771.55	69.44
5.501 - 6.000	124	83,439,877.96	11.67	5.850	751	672,902.24	71.89
6.001 - 6.500	260	188,201,698.94	26.32	6.360	742	723,852.69	73.41
6.501 - 7.000	305	241,505,310.09	33.77	6.803	739	791,820.69	71.38
7.001 - 7.500	156	126,614,870.60	17.71	7.310	742	811,633.79	71.56
7.501 - 8.000	63	49,119,707.86	6.87	7.771	735	779,677.90	72.86
8.001 - 8.500	13	8,787,977.80	1.23	8.255	732	675,998.29	78.08
8.501 - 9.000	3	2,016,081.97	0.28	8.822	775	672,027.32	75.65
10.501 - 11.000	1	573,840.00	0.08	10.875	737	573,840.00	80.00
Total	948	$715,103,334.84	100.00%
_________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.727% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.724% per annum.

Current Principal Balances for the Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
400,000.01 - 450,000.00	78	$33,898,957.25	4.74%	6.652%	749	$434,602.02	78.15%
450,000.01 - 500,000.00	148	70,622,758.58	9.88	6.699	741	477,180.80	76.88
500,000.01 - 550,000.00	117	61,492,548.65	8.60	6.626	748	525,577.34	74.75
550,000.01 - 600,000.00	94	53,894,463.38	7.54	6.733	744	573,345.36	74.67
600,000.01 - 650,000.00	93	58,584,601.79	8.19	6.668	752	629,941.95	74.80
650,000.01 - 700,000.00	59	40,005,050.65	5.59	6.669	748	678,051.71	74.14
700,000.01 - 750,000.00	49	35,874,808.31	5.02	6.654	743	732,138.95	71.87
750,000.01 - 800,000.00	52	40,774,767.26	5.70	6.749	747	784,130.14	71.54
800,000.01 - 850,000.00	25	20,651,809.99	2.89	6.661	736	826,072.40	73.76
850,000.01 - 900,000.00	25	22,100,529.43	3.09	6.674	745	884,021.18	73.14
900,000.01 - 950,000.00	29	26,770,006.90	3.74	6.742	739	923,103.69	68.85
950,000.01 - 1,000,000.00	43	42,556,383.66	5.95	6.751	736	989,683.34	70.15
1,000,000.01 - 1,250,000.00	48	54,495,045.58	7.62	6.678	734	1,135,313.45	70.82
1,250,000.01 - 1,500,000.00	45	62,327,937.70	8.72	6.624	738	1,385,065.28	69.23
1,500,000.01 - 1,750,000.00	11	18,078,665.71	2.53	7.072	732	1,643,515.06	67.83
1,750,000.01 - 2,000,000.00	19	36,220,300.00	5.07	7.139	737	1,906,331.58	65.58
2,000,000.01 - 2,250,000.00	3	6,330,000.00	0.89	7.124	716	2,110,000.00	65.39
2,250,000.01 - 2,500,000.00	5	12,135,700.00	1.70	6.777	740	2,427,140.00	56.52
2,500,000.01 - 2,750,000.00	1	2,570,000.00	0.36	7.250	704	2,570,000.00	64.25
2,750,000.01 - 3,000,000.00	1	3,000,000.00	0.42	6.625	680	3,000,000.00	68.18
3,250,000.01 - 3,500,000.00	1	3,499,000.00	0.49	6.875	769	3,499,000.00	67.29
4,250,000.01 - 4,500,000.00	1	4,355,000.00	0.61	7.250	765	4,355,000.00	65.00
4,750,000.01 - 5,000,000.00	1	4,865,000.00	0.68	6.750	715	4,865,000.00	69.50
Total	948	$715,103,334.84	100.00%
_________
(1)	As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $754,328.41.

Original Loan-to-Value Ratios for the Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0.01 - 10.00	1	$2,499,000.00	0.35%	6.875%	735	$2,499,000.00	8.93%
20.01 - 30.00	3	1,947,321.99	0.27	6.545	734	649,107.33	25.61
30.01 - 40.00	10	9,310,915.38	1.30	6.546	751	931,091.54	36.80
40.01 - 50.00	28	22,783,378.05	3.19	6.661	753	813,692.07	46.04
50.01 - 60.00	44	38,608,127.72	5.40	6.660	746	877,457.45	56.30
60.01 - 70.00	190	188,351,387.91	26.34	6.784	735	991,323.09	66.97
70.01 - 80.00	624	426,835,454.84	59.69	6.690	744	684,031.18	77.72
80.01 - 90.00	40	20,847,020.66	2.92	7.238	738	521,175.52	87.13
90.01 - 100.00	8	3,920,728.29	0.55	6.786	762	490,091.04	94.77
Total	948	$715,103,334.84	100.00%
_________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 72.18%.

Original Term to Stated Maturity for the Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
360	948	$715,103,334.84	100.00%	6.727%	742	$754,328.41	72.18%
Total	948	$715,103,334.84	100.00%

Remaining Terms to Stated Maturity for the Mortgage Loans(1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
347	1	$538,990.10	0.08%	5.750%	721	$538,990.10	74.34%
348	1	604,480.00	0.08	6.875	757	604,480.00	80.00
349	2	1,694,135.69	0.24	6.053	774	847,067.85	76.30
350	6	4,585,099.34	0.64	6.183	759	764,183.22	70.69
351	6	3,030,810.78	0.42	6.678	758	505,135.13	74.27
352	7	4,673,923.79	0.65	6.838	749	667,703.40	75.21
353	30	18,933,232.07	2.65	6.446	752	631,107.74	73.19
354	45	27,814,734.12	3.89	6.420	759	618,105.20	72.25
355	60	34,980,171.67	4.89	6.393	755	583,002.86	75.26
356	133	87,255,516.24	12.20	6.401	746	656,056.51	72.22
357	173	129,542,387.76	18.12	6.655	731	748,799.93	74.53
358	157	125,585,623.20	17.56	6.806	732	799,908.43	74.54
359	148	129,499,900.08	18.11	6.952	747	874,999.32	69.96
360	179	146,364,330.00	20.47	6.920	743	817,677.82	68.94
Total	948	$715,103,334.84	100.00%
_________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 358 months.

Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Alabama	1	$419,647.48	0.06%	5.750%	757	$419,647.48	80.00%
Arizona	42	33,287,174.61	4.65	6.645	742	792,551.78	71.70
California	526	382,429,918.90	53.48	6.705	740	727,053.08	72.89
Colorado	15	16,017,576.47	2.24	6.967	750	1,067,838.43	65.23
Connecticut	15	16,397,013.45	2.29	6.461	729	1,093,134.23	65.81
Delaware	2	1,364,931.45	0.19	6.288	742	682,465.73	76.27
District of Columbia	1	666,540.33	0.09	7.625	752	666,540.33	80.00
Florida	40	29,507,905.78	4.13	6.913	753	737,697.64	73.80
Georgia	10	6,968,042.07	0.97	6.942	764	696,804.21	73.63
Hawaii	6	4,740,500.00	0.66	6.585	761	790,083.33	61.35
Idaho	7	5,774,641.13	0.81	7.014	722	824,948.73	71.27
Illinois	10	8,059,531.70	1.13	6.546	725	805,953.17	76.26
Indiana	2	2,612,253.17	0.37	6.663	710	1,306,126.59	69.39
Iowa	1	480,000.00	0.07	7.625	731	480,000.00	80.00
Kentucky	1	1,085,000.00	0.15	6.875	696	1,085,000.00	70.00
Maine	1	613,000.00	0.09	6.500	692	613,000.00	77.69
Maryland	14	9,148,661.55	1.28	6.609	732	653,475.83	78.04
Massachusetts	16	11,211,734.12	1.57	6.614	750	700,733.38	75.38
Michigan	6	4,231,617.33	0.59	6.339	743	705,269.56	76.07
Minnesota	1	637,314.69	0.09	6.875	703	637,314.69	80.00
Mississippi	1	519,920.00	0.07	6.875	682	519,920.00	80.00
Montana	1	1,146,750.00	0.16	6.750	694	1,146,750.00	75.00
Nevada	20	14,181,714.15	1.98	6.870	747	709,085.71	67.33
New Hampshire	1	488,118.92	0.07	7.250	765	488,118.92	93.94
New Jersey	23	18,466,617.87	2.58	6.803	746	802,896.43	73.38
New York	68	60,713,156.63	8.49	6.770	748	892,840.54	69.41
North Carolina	8	6,064,651.65	0.85	6.462	739	758,081.46	66.07
Ohio	5	2,968,436.26	0.42	6.336	740	593,687.25	78.13
Oregon	5	3,194,360.39	0.45	7.077	755	638,872.08	75.26
Pennsylvania	2	2,585,000.00	0.36	7.403	748	1,292,500.00	45.66
Rhode Island	2	2,345,750.00	0.33	6.661	701	1,172,875.00	75.76
South Carolina	10	8,278,082.52	1.16	6.507	748	827,808.25	72.27
Tennessee	1	635,000.00	0.09	6.500	788	635,000.00	74.71
Texas	12	8,855,005.22	1.24	6.574	735	737,917.10	73.79
Utah	13	10,881,354.75	1.52	7.161	749	837,027.29	70.46
Vermont	1	425,300.00	0.06	6.000	737	425,300.00	67.51
Virginia	19	11,493,717.47	1.61	6.403	739	604,932.50	78.07
Washington	36	23,781,145.61	3.33	6.902	746	660,587.38	72.49
West Virginia	1	1,099,999.17	0.15	7.750	703	1,099,999.17	68.75
Wisconsin	1	857,500.00	0.12	7.125	767	857,500.00	70.00
Wyoming	1	468,750.00	0.07	6.625	800	468,750.00	75.00
Total	948	$715,103,334.84	100.00%

Mortgagors’ FICO Scores for the Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
641 – 660	1	$558,435.70	0.08%	6.375%	660	$558,435.70	80.00%
661 – 680	11	9,034,592.82	1.26	6.562	673	821,326.62	73.66
681 – 700	108	92,372,553.97	12.92	6.705	692	855,301.43	69.37
701 – 720	130	108,282,058.93	15.14	6.886	712	832,938.91	73.11
721 – 740	187	137,294,473.56	19.20	6.754	731	734,195.05	72.15
741 – 760	191	134,237,687.74	18.77	6.763	751	702,815.12	72.84
761 – 780	174	128,811,403.87	18.01	6.701	770	740,295.42	72.79
781 – 800	115	83,456,239.54	11.67	6.514	789	725,706.43	72.54
801 – 820	31	21,055,888.71	2.94	6.693	807	679,222.22	69.57
Total	948	$715,103,334.84	100.00%
_________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 742.

Types of Mortgaged Properties for the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Single Family Residence	646	$484,791,863.66	67.79%	6.743%	740	$750,451.80	72.20%
Planned Unit Development (PUD)	186	142,749,029.52	19.96	6.667	747	767,467.90	71.68
Low-Rise Condominium	52	31,812,141.64	4.45	6.595	739	611,771.95	74.68
Two-Family Residence	8	5,476,279.91	0.77	6.902	750	684,534.99	77.75
High-Rise Condominium	29	23,306,649.68	3.26	6.926	757	803,677.58	77.12
Four-Family Residence	4	3,893,446.04	0.54	7.021	731	973,361.51	70.77
Three-Family Residence	5	3,580,565.06	0.50	7.403	755	716,113.01	78.80
Townhouse	7	9,928,143.46	1.39	6.555	731	1,418,306.21	71.80
Cooperative	11	9,565,215.87	1.34	6.472	746	869,565.08	53.25
Total	948	$715,103,334.84	100.00%

Purposes of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Purchase	321	$243,576,684.92	34.06%	6.731%	749	$758,805.87	75.64%
Refinance (Rate/Term)	371	288,371,311.67	40.33	6.765	740	777,281.16	71.21
Refinance (Cash Out)	256	183,155,338.25	25.61	6.663	735	715,450.54	69.10
Total	948	$715,103,334.84	100.00%

Occupancy Types for the Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Primary Home	816	$612,873,353.07	85.70%	6.668%	742	$751,070.29	72.22%
Secondary Home	54	51,674,928.99	7.23	6.899	742	956,943.13	70.39
Investment	78	50,555,052.78	7.07	7.269	745	648,141.70	73.43
Total	948	$715,103,334.84	100.00%
_________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Full/Alternate	359	$282,505,358.76	39.51%	6.530%	746	$786,923.00	72.94%
FastForward	2	1,053,649.58	0.15	6.038	740	526,824.79	80.00
Stated Income	587	431,544,326.50	60.35	6.858	739	735,169.21	71.66
Total	948	$715,103,334.84	100.00%

Loan Ages for the Mortgage Loans(1)

Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	179	$146,364,330.00	20.47%	6.92%	743	$817,677.82	68.94%
1	148	129,499,900.08	18.11	6.952	747	874,999.32	69.96
2	157	125,585,623.20	17.56	6.806	732	799,908.43	74.54
3	173	129,542,387.76	18.12	6.655	731	748,799.93	74.53
4	133	87,255,516.24	12.20	6.401	746	656,056.51	72.22
5	60	34,980,171.67	4.89	6.393	755	583,002.86	75.26
6	45	27,814,734.12	3.89	6.420	759	618,105.20	72.25
7	30	18,933,232.07	2.65	6.446	752	631,107.74	73.19
8	7	4,673,923.79	0.65	6.838	749	667,703.40	75.21
9	6	3,030,810.78	0.42	6.678	758	505,135.13	74.27
10	6	4,585,099.34	0.64	6.183	759	764,183.22	70.69
11	2	1,694,135.69	0.24	6.053	774	847,067.85	76.30
12	1	604,480.00	0.08	6.875	757	604,480.00	80.00
13	1	538,990.10	0.08	5.750	721	538,990.10	74.34
Total	948	$715,103,334.84	100.00%
_________
(1)	As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 2 months.

Loan Programs for the Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
10/1 LIBOR Fully Amortizing	22	$18,079,696.10	2.53%	6.725%	750	$821,804.37	74.48%
10/1 LIBOR Interest Only	279	216,937,821.66	30.34	6.753	739	777,554.92	72.09
10/6 LIBOR Interest Only	22	14,396,343.64	2.01	6.537	768	654,379.26	69.59
5/1 CMT Fully Amortizing	3	1,770,688.63	0.25	5.840	781	590,229.54	77.24
5/1 LIBOR Fully Amortizing	35	24,074,717.03	3.37	6.622	751	687,849.06	71.36
5/1 LIBOR Interest Only	334	256,618,096.16	35.89	6.672	738	768,317.65	72.04
5/6 LIBOR Fully Amortizing	13	6,632,228.74	0.93	6.421	757	510,171.44	73.44
5/6 LIBOR Interest Only	75	47,671,099.09	6.67	6.757	753	635,614.65	72.26
7/1 LIBOR Fully Amortizing	5	3,671,938.06	0.51	6.535	739	734,387.61	69.57
7/1 LIBOR Interest Only	132	107,823,042.99	15.08	7.003	741	816,841.23	72.76
7/6 LIBOR Fully Amortizing	3	2,201,490.13	0.31	5.702	745	733,830.04	53.31
7/6 LIBOR Interest Only	25	15,226,172.61	2.13	6.023	749	609,046.90	74.55
Total	948	$715,103,334.84	100.00%

Original Interest Only Terms of the Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	81	$56,430,758.69	7.89%	6.565%	751	$696,676.03	71.97%
60	40	24,228,183.11	3.39	6.359	758	605,704.58	73.08
84	1	555,000.00	0.08	6.250	735	555,000.00	73.51
120	826	633,889,393.04	88.64	6.756	740	767,420.57	72.16
Total	948	$715,103,334.84	100.00%

Prepayment Charge Terms and Type of the Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
None	629	$480,550,158.12	67.2%	6.706%	746	$763,990.71	71.28%
12 – Hard	131	108,775,367.02	15.21	6.856	735	830,346.31	73.23
12 – Soft	3	1,752,650.65	0.25	6.341	764	584,216.88	80.00
24 – Hard	19	11,105,907.51	1.55	6.594	739	584,521.45	79.14
36 – Hard	152	104,617,035.51	14.63	6.710	729	688,269.97	73.89
36 – Soft	14	8,302,216.03	1.16	6.734	749	593,015.43	77.52
Total	948	$715,103,334.84	100.00%

Gross Margins for the Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
1.501 - 2.000	2	$1,643,000.00	0.23%	6.445%	778	$821,500.00	68.88%
2.001 - 2.500	213	133,910,974.75	18.73	6.321	757	628,690.02	72.57
2.501 - 3.000	724	574,826,075.86	80.38	6.821	738	793,958.67	72.03
3.001 - 3.500	5	2,620,786.37	0.37	7.249	759	524,157.27	78.41
3.501 - 4.000	4	2,102,497.86	0.29	6.681	755	525,624.47	81.69
Total	948	$715,103,334.84	100.00%
_________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.666%.

Months to Initial Adjustment Date for the Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
41 – 50	10	$7,422,705.13	1.04%	6.178%	759	$742,270.51	72.99%
51 – 60	436	318,621,524.52	44.56	6.676	741	730,783.31	72.12
61 – 70	14	10,722,600.00	1.50	6.869	751	765,900.00	70.21
71 – 80	31	19,208,876.13	2.69	6.080	744	619,641.17	71.61
81 – 90	134	109,713,767.66	15.34	6.987	742	818,759.46	72.71
111 – 120	323	249,413,861.40	34.88	6.738	742	772,179.14	72.12
Total	948	$715,103,334.84	100.00%

Maximum Mortgage Rates for the Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
9.500 - 9.999	4	$2,498,310.21	0.35%	4.854%	750	$624,577.55	70.91%
10.000 - 10.499	6	4,010,282.42	0.56	5.302	745	668,380.40	70.10
10.500 - 10.999	96	63,339,673.63	8.86	5.758	753	659,788.27	71.10
11.000 - 11.499	195	143,042,989.22	20.00	6.232	743	733,553.79	73.86
11.500 - 11.999	303	242,958,455.02	33.98	6.710	737	801,843.09	71.90
12.000 - 12.499	161	126,174,074.33	17.64	7.111	744	783,689.90	70.88
12.500 - 12.999	149	110,380,973.58	15.44	7.355	739	740,811.90	72.02
13.000 - 13.499	23	16,090,893.19	2.25	7.770	742	699,604.05	75.50
13.500 - 13.999	4	2,544,115.44	0.36	8.318	772	636,028.86	73.89
14.000 - 14.499	5	2,989,727.80	0.42	8.410	759	597,945.56	80.09
14.500 - 14.999	1	500,000.00	0.07	8.500	764	500,000.00	74.40
15.500 - 15.999	1	573,840.00	0.08	10.875	737	573,840.00	80.00
Total	948	$715,103,334.84	100.00%
_________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.805%

Initial Periodic Rate Cap for the Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
2.000	1	$1,375,500.00	0.19%	5.250%	781	$1,375,500.00	70.00%
3.000	31	17,691,067.57	2.47	6.687	747	570,679.60	74.48
5.000	858	660,466,916.47	92.36	6.730	741	769,774.96	72.16
6.000	58	35,569,850.80	4.97	6.762	756	613,273.29	71.48
Total	948	$715,103,334.84	100.00%
_________
(1)	As of the Cut-off Date, the weighted average Initial Periodic Rate Cap for the Mortgage Loans was approximately 4.994%

Subsequent Periodic Rate Caps for the Mortgage Loans(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
1.000	89	$55,918,228.93	7.82%	6.449%	754	$628,294.71	72.13%
2.000	859	659,185,105.91	92.18	6.751	741	767,386.62	72.18
Total	948	$715,103,334.84	100.00%
____	______
(1)	As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap for the Mortgage Loans was approximately 1.922%.

Origination Channels for the Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Mortgage Professionals	346	$268,523,584.53	37.55%	6.740%	736	$776,079.72	73.11%
Consumer Direct	225	199,089,805.83	27.84	6.941	740	884,843.58	69.91
Correspondent	98	74,335,229.52	10.40	6.933	735	758,522.75	73.47
Conduit	279	173,154,714.96	24.21	6.374	756	620,626.22	72.78
Total	948	$715,103,334.84	100.00%

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement.  The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued.  They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement.  When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.  We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.  The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.  The Class A-1 Certificates will represent undivided beneficial ownership interests in the supplemental interest trust’s rights under the Swap Contract referred to in this free writing prospectus.

The IndyMac INDA Mortgage Loan Trust 2007-AR8, Mortgage Pass-Through Certificates, Series 2007-AR8 will consist of the Class A-1, Class 1-A-2, Class 2-A-2, Class 3-A-2, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class P-1, Class P-2 and Class L Certificates.  Only the classes of certificates listed on the cover page of this free writing prospectus (all of which are together referred to as the “offered certificates”) are offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class A-1, Class 1-A-2, Class 2-A-2, Class 3-A-2 and Class A-R Certificates

Subordinated Certificates	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates

Group 1 Senior Certificates	Class 1-A-2 and Class A-R Certificates and Class A-1-1 Component

Group 2 Senior Certificate	Class 2-A-2 Certificates and Class A-1-2 Component

Group 3 Senior Certificates	Class 3-A-2 Certificates and Class A-1-3 Component

Super Senior Certificates	Class A-1 Certificates

Support Certificates	Class 1-A-2, Class 2-A-2, and Class 3-A-2 Certificates

LIBOR Certificates	Class A-1 Certificates

Private Certificates	Class B-4, Class B-5, Class B-6, Class P-1, Class P-2 and Class L Certificates

The certificates are generally referred to as the following types:

Class	Type
Class A-1 Certificates:	Senior/Super Senior/Floating Rate/Component

Class 1-A-2 Certificates:	Senior/Support/Variable Rate

Class	Type
Class 2-A-2 Certificates:	Senior/Support/Variable Rate

Class 3-A-2 Certificates:	Senior/Support/Variable Rate

Class A-R Certificates:	Senior/REMIC Residual

Subordinated Certificates:	Subordinate/Variable Rate

Class P-1 and Class P-2 Certificates:	Prepayment Charges

Class L Certificates:	Late Payment Fees

The Class P-1, Class P-2, Class L, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together are sometimes are referred to as the “private certificates”) are not offered by this free writing prospectus.  The pass-through rate for each class of private certificates other than the Class P-1, Class P-2 and Class L Certificates will be calculated as described under “—Interest” in this free writing prospectus.  The Class P-1, Class P-2 and Class L Certificates will not bear interest.  The Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges and the Class L Certificates will be entitled to all late payment fees, received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the other classes of certificates.  The classes of offered certificates will have the respective initial Class Certificate Balances and pass-through rates set forth on the cover page or as described in this free writing prospectus.  The initial Class Certificate Balances may vary in the aggregate by plus or minus 10%.  Any information contained in this free writing prospectus with respect to the Class P-1, Class P-2, Class L, Class B-4, Class B-5 and Class B-6 Certificates is provided only to permit a better understanding of the offered certificates.

The “Class Certificate Balance” of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

•	all amounts previously distributed to holders of certificates of that class as distributions of principal, and

•	the amount of Realized Losses previously allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of distribution priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P-1, Class P-2 and Class L Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

The senior certificates will have an initial aggregate Class Certificate Balance of approximately $679,348,100 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 95.00%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 2.05%, 1.15%, 0.40%, 0.80%, 0.35% and 0.25%, respectively.

The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Component Class

Solely for purposes of calculating distributions and allocating losses, the Class A-1 Certificates will be made up of three components having the designations and initial Component Balances set forth below as of the closing date:

Designation	Initial Component Balance (approximate)
Class A-1-1 Component	$243,988,000
Class A-1-2 Component	$93,404,000
Class A-1-3 Component	$180,700,000

The “Component Balance” with respect to any Class A-1 Component as of any Distribution Date is the initial Component Balance of that component reduced by the sum of

•	all amounts previously distributed to that component of Class A-1 Certificates as distributions of principal, and

•	the amount of Realized Losses previously allocated to that component;

provided, however, that the Component Balance of a Class A-1 Component to which Realized Losses have been allocated will be increased, by the amount of Subsequent Recoveries on the Mortgage Loans in the related loan group distributed as principal to the related certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Component Balance of that Class A-1 Component.

The “Class Certificate Balance” of the Class A-1 Certificates on any Distribution Date will equal the aggregate Component Balance of the Class A-1 Components on that Distribution Date.  The Class A-1 Components will not be separately transferable from the Class A-1 Certificates.  As used in this free writing prospectus, “Class A-1 Component” will mean the Class A-1-1 Component, Class A-1-2 Component or Class A-1-3 Component, as applicable.  The Class A-1-1 Component will relate to loan group 1, the Class A-1-2 Component will relate to loan group 2 and the Class A-1-3 Component will relate to loan group 3.

References in the free writing prospectus to the aggregate Class Certificate Balance (or words of similar import) of the Senior Certificates in a senior certificate group include the Component Balance of the applicable Class A-1 Component.

Book-Entry Certificates

The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”).  The Class A-R Certificates will be issued as a single certificate in fully registered certificated form.  Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold their Book-Entry Certificates through The Depository Trust Company (“DTC”) in the United States and through the Euroclear System (“Euroclear”) in Europe, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”).  Investors may hold such beneficial interests in the Offered Certificates (other than the Class A-R Certificates) in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1 in excess thereof.  Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner’s Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the offered certificates.

Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme.”  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000 DBC was renamed “Clearstream Banking AG.”  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the

Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC.  DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participant in accordance with DTC’s normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the

Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

LIBOR applicable to an interest accrual period will be determined on the second London Business Day prior to the commencement of such interest accrual period (a “LIBOR Determination Date”). On each LIBOR Determination Date for the LIBOR Certificates, the trustee, as calculation agent (in such capacity, the “Calculation Agent”), will establish LIBOR for the interest accrual period on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one month deposits in U.S. dollars as found on Reuters Page LIBOR01 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. “Reuters Page LIBOR01” means the display page designated as the “LIBOR01” page on Reuters (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).  “London Business Day” means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the method described in the prospectus under “Description of the Securities—Indices Applicable to Floating Rate and Inverse Floating Rate Classes—LIBOR.”

If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial LIBOR Determination Date will be 4.80875%.

Payments on Mortgage Loans; Accounts

On or before the closing date, the Servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders.  The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement.  The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the “Distribution Account”), which will be maintained with the trustee in trust for the benefit of the certificateholders.  On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds, prepayment charges and late payment fees for that Distribution Date and will deposit such amounts in the Distribution Account.  The holders of the Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges, and the Class L Certificates will be entitled to all late payment fees, received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates.  There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

On the 18th day of the month (or if that day is not a business day, the next business day), the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date.  The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

The Supplemental Interest Trust

The trustee, in its capacity as trustee of the supplemental interest trust (the “supplemental interest trust” and the trustee, in such capacity, the “supplemental interest trustee”), will establish and maintain an account as part of the supplemental interest trust (the “Swap Account” ) on behalf of the holders of the Class A-1 Certificates and the Swap Counterparty.

With respect to each Distribution Date, the trustee will deposit into the Swap Account amounts that are to be remitted to the supplemental interest trustee for payment to the Swap Counterparty in respect of the Swap Contract or any amounts received from the Swap Counterparty in respect of the Swap Contract, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “—The Swap Contract.”  With respect to each Distribution Date, following the deposit to the Swap Account described in the preceding sentence, the supplemental interest trustee will make either a corresponding withdrawal from the Swap Account for payment to the Swap Counterparty or distribution to the holders of the Class A-1 Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty in respect of the Swap Contract.

Investments of Amounts Held in Accounts

Certificate Account.  At the direction of the Servicer, all funds in the Certificate Account will be invested in permitted investments so long as they are received from the Servicer in a timely manner along with specific instructions as to how they are to be invested.  All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein.  The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account.  The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

The Distribution Account and Swap Account.  Funds in the Distribution Account and Swap Account will not be invested.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Servicing Fee / Servicer	0.375% per annum of the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Interest collected with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries that are allocable to accrued and unpaid interest (4)	Monthly

Additional Servicing Compensation / Servicer	• Prepayment Interest Excess	Compensation	Interest collections with respect to certain Mortgage Loans that prepay in full	Time to time

	• All assumption fees and other similar charges (excluding prepayment charges and late payment fees)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account.	Compensation	Investment income related to the Certificate Account	Monthly

	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries	Time to time

Trustee Fee / trustee	0.0045% per annum of the Stated Principal Balance of each Mortgage Loan	Compensation	Interest Distribution Amount	Monthly
Expenses
Insurance expenses / Servicer	Expenses incurred by the Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Net Swap Payment / Swap Counterparty	Net Swap Payment, if any, owed to the Swap Counterparty	Compensation	Swap Contract	Monthly

Advances / Servicer	To the extent of funds available, the amount of any advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)
Time to time

Indemnification expenses / the Seller, the Servicer and the depositor	Amounts for which the seller, the Servicer and the depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly

1)
If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus.  Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3)	The Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)
The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5)
“Excess Proceeds” with respect to a Liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in December 2007 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date.  The “Record Date” for (x) the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distribution to the senior certificates related to such loan groups.  Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case, after giving effect to distributions on all classes of senior certificates in the following order of priority:

•
to current and unpaid interest on each interest-bearing class or component of senior certificates in the related senior certificate group, pro rata, based on their respective interest distribution amounts;

•
to principal on the classes and component of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under “Description of the Certificates—Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and component of certificates in the related senior certificate group on the Distribution Date;

•
from Available Funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any distributions that may be required to be made as described in this free writing prospectus under “—Cross-Collateralization” and (y) the limitations set forth in this free writing prospectus under “Description of the Certificates—Principal;”

•	to the Swap Account, any Swap Termination Payment due to a Swap Counterparty Trigger Event; and

•	any remaining amounts to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of

•
all scheduled installments of interest (net of (x) the Expense Fees for that loan group and (y) Net Swap Payments payable to the Swap Counterparty (which amounts will only be payable out of amounts that would otherwise be allocated as interest to the related Class A-1 Component) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to payments not received by the Determination Date;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group;

•
all partial or full prepayments with respect to the Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and the related Compensating Interest; and

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the seller or the Servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

The classes of offered certificates will have the respective pass-through rates described below.

The pass-through rate for the Class A-1 Certificates for the Interest Accrual Period for each Distribution Date will be a per annum rate equal to the lesser of (x) for any Distribution Date LIBOR plus the related Pass-Through Rate Margin and (y) the Net Rate Cap; provided that, so long as the swap contract remains in effect, the Net Rate Cap will not apply to the pass-through rate of the Class A-1 Certificates.  The “Pass-Through Rate Margin” for the Class A-1 Certificates (x) for the Interest Accrual Period for any Distributions Date prior to the first possible Optional Termination Date will equal 0.45% per annum and (y) for any other Interest Accrual Period will equal 0.90% per annum.

Solely for the purposes of calculating the Net Rate Cap, the Pass-Through Rate for each Class A-1 Component for the interest accrual period for each Distribution Date will be the Weighted Average Adjusted Net Mortgage Rate for the related loan group for that Distribution Date.

The “Net Rate Cap” for the Class A-1 Certificates for the Interest Accrual Period for each Distribution Date will be (A) the product of (1) the excess of (i) the product of (x) the Weighted Average of the Pass-Through Rates on each Component for the same Interest Accrual Period, weighted on the basis of their respective Component Balances immediately prior to such Distribution Date and (y) the sum of the Component Balance of each Component immediately prior to such Distribution Date over (ii) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (which was not caused by a Swap Counterparty Trigger Event) and (2) 12, divided by (B) the Class Certificate Balance of the Class A-1 Certificates immediately prior to such Distribution Date, and adjusted to reflect the accrual of interest on an actual/360 basis.

The pass-through rate for the Class 1-A-2 and Class A-R Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans for that Distribution Date.  The pass-through rate for the Class 1-A-2 and Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.288% per annum.

The pass-through rate for the Class 2-A-2 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans for that Distribution Date.  The pass-through rate for the Class 2-A-2 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.469% per annum.

The pass-through rate for the Class 3-A-2 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 3 Mortgage Loans for that Distribution Date.  The pass-through rate for the Class 3-A-2 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.357% per annum.

The “Weighted Average Adjusted Net Mortgage Rate” for a loan group and any Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of each Mortgage Loan in that loan group, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period ending during that Due Period).

The “Due Period” for any Distribution Date means the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

The pass-through rate for each class of subordinated certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to (i) the sum of the following for each loan group:  the product of (x) the Weighted Average Adjusted Net Mortgage Rate of the related Mortgage Loans in that loan group as of the first day of the prior calendar month and (y) the related Subordinated Portion, divided by (ii) the sum or the Subordinated Portion for each loan group immediately prior to that Distribution Date.  The “Subordinated Portion” for any loan group and Distribution Date will be an amount equal to the excess, if any, of the aggregate of the Stated Principal Balance of each Mortgage Loan in the related loan group as of the end of the Due Date in the month occurring in the month prior to the month of that Distribution Date (after giving effect to principal prepayments received on the related Mortgage Loans in the Prepayment Period related to that Due Date), over the aggregate Class Certificate Balance of the senior certificates of such senior certificate group immediately before the Distribution Date.  The pass-through rate for the subordinated certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.345% per annum.

On each Distribution Date, to the extent of funds available, each interest-bearing class and component of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This “interest distribution amount” for any interest-bearing class and component will equal the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Component Balance, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”).

The “Class A-1 Component Interest Distribution Amount” for any Distribution Date will equal the sum of (A) the product of (x) the Component Balance of the Class A-1-1 Component (immediately prior to that Distribution Date) and (y) the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans, (B) the product of (x) the Component Balance of the Class A-1-2 Component (immediately prior to that Distribution Date)  and (y) the Weighted Average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans and (C) the product of (x) the Component Balance of the Class A-1-3 Component (immediately prior to that Distribution Date) and (y) the Weighted Average Adjusted Net Mortgage Rate of the Group 3 Mortgage Loans.

The “interest accrual period” for the Class A-1 Certificates and for any Distribution Date will be the period commencing on the 25th day of the month before the month in which that Distribution Date occurs (or, in the case of the initial Interest Accrual Period, on the Closing Date) and ending on the 24th day of the month in which the Distribution Date occurs.  Interest on the Class A-1 Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period.

With respect to each interest-bearing class other than the Class A-1 Certificates, the “interest accrual period” for any Distribution Date will be the calendar month preceding the month of the Distribution Date.  Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

If on any Distribution Date the Swap Contract is not in effect, the excess, if any, of the Class A-1 Component Interest Distribution Amount over the interest distribution amount for the Class A-1 Certificates will be distributed to the Underwriter.

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates.  With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date and

•
the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes or components of the related senior certificates and the classes of subordinated certificates on such Distribution Date, based on the amount of interest each such class or component of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class’ share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

Any Net Interest Shortfalls allocated to the Class A-1 Certificates on a Distribution Date will be payable from amounts received in respect of the Swap Contract.

For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date.  The “Assumed Balance” for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to such Due Date).  Notwithstanding the foregoing, on any Distribution Date after the second Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local laws.

With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the Compensating Interest for each other loan group over the aggregate of the prepayment interest shortfalls for that loan group.  A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month’s interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under “—Priority of Distributions Among Certificates” are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class and component of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall.  Any unpaid interest amount will be carried forward and added to the amount holders of each class and component of certificates in that certificate group will be entitled to receive on the next Distribution Date.  A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month.  Any unpaid interest amount so carried forward will not bear interest.

The Swap Contract

DBNTC, as supplemental interest trustee on behalf of the supplemental interest trust will enter into an interest rate swap transaction for the benefit of the Class A-1 Certificates, as evidenced by a confirmation (the “Swap Contract”).  Pursuant to the Swap Contract, the terms of an ISDA Master Agreement (including a Schedule and Credit Support Annex)

have been incorporated into the confirmation of the Swap Contract.  The Swap Contract is subject to certain ISDA definitions.

On or prior to each Distribution Date on or prior to the earlier of (i) the Distribution Date in January 2038, (ii) the Distribution Date upon which the Class Certificate Balance of the Class A-1 Certificates has been reduced to zero or (iii) an early termination of the Swap Contract as described under “—Description of the Certificates—The Swap Contract—Early Termination of the Swap Contract; Swap Termination Payments” (any such date, the “Swap Contract Termination Date”), the supplemental interest trustee will be obligated to pay to the Swap Counterparty an amount from the Class A-1 Component Interest Distribution Amount equal to the excess of

(i) the product of:

(a) the weighted average (weighted on the basis of the related Class A-1 Component Balance) of the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in each loan group,

(b) the Class Certificate Balance of the Class A-1 Certificates immediately prior to the applicable Distribution Date, and

(c) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360, over

(ii) any Net Interest Shortfalls allocated to the Class A-1 Certificates with respect to that Distribution Date.

On or prior to each Distribution Date on or prior to the Swap Contract Termination Date, the Swap Counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of:

(a) the Pass-Through Rate of the Class A-1 Certificates for that Distribution Date,

(b) the Class Certificate Balance of the Class A-1 Certificates immediately prior to the related Distribution Date and

(c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

Net Swap Payments; Application of Net Swap Payments

With respect to the Swap Contract, the supplemental interest trustee or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party over the payment that it is entitled to receive from that other party.  Under the Swap Contract, any Net Swap Payment with respect to any Distribution Date will be payable on or before the related Distribution Date.

On each Distribution Date, to the extent that the amount payable by the supplemental interest trustee exceeds the amount payable by the Swap Counterparty, the supplemental interest trustee will be required to deduct that excess from the Class A-1 Component Interest Distribution Amount and, in its capacity as supplemental interest trustee, to remit the amount of that excess to the Swap Account for the benefit of the Swap Counterparty.  To the extent that the amount payable by the Swap Counterparty exceeds the amount payable by the supplemental interest trustee, the Swap Counterparty will be required to pay to the supplemental interest trustee the amount of that excess.  Any Net Swap Payment received by the supplemental interest trustee from the Swap Counterparty will be used to pay the interest distribution amount for the Class A-1 Certificates.  Any such Net Payment will not be available to cover any amounts on any other class of certificates.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the supplemental interest trustee will deposit such payment into the Swap Account.  The supplemental interest trustee will make a corresponding withdrawal of such amount for distribution to the holders of the Class A-1 Certificates to pay the interest distribution amount to the Class A-1 Certificates.

Early Termination of the Swap Contract; Swap Termination Payments

The Swap Contract will be subject to early termination upon an event of default or a termination event under the swap contract.  Events of default under the swap contract include, among other things:

•	failure to make a payment due under the Swap Contract, after the expiration of a cure period ending up to three business days after notice of such failure is received,

•	certain insolvency or bankruptcy events, and

•	a merger by the Swap Counterparty without an assumption of its obligations under the swap contract.

Termination events under the swap contract include, among other things:

•
illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the swap contract or guaranty, as applicable),

•
a tax event (which generally relates to either party to the swap contract receiving a payment under the swap contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

•
a tax event upon merger (which generally relates to either party receiving a payment under the swap contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

In addition to the termination events specified above, the Swap Contract will be subject to Additional Termination Events (as defined in the related ISDA Master Agreement).  These Additional Termination Events will occur under the swap contract if:

•	there is an amendment to the pooling and servicing agreement that would materially adversely affect the Swap Counterparty that is made without the prior written consent of the Swap Counterparty;

•
the rating, by any Rating Agency, of the Swap Counterparty’s unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a “Swap Counterparty Rating Downgrade”) as specified in the Swap Contract and the Swap Counterparty does not take certain action as specified in the Swap Contract, at its own expense, which may include (a) causing another entity to replace the Swap Counterparty that meets or exceeds the ratings requirements established in the Swap Contract, and that is approved by the supplemental interest trustee on terms substantially similar to the Swap Contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Swap Counterparty’s obligations under the Swap Contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the supplemental interest trustee; and (c) posting collateral in accordance with the Credit Support Annex; or

•
the Swap Counterparty fails to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of the Swap Counterparty, provided the depositor is given notice) and any Rating Agency, if applicable

A “Swap Termination Payment” is a termination payment required to be made by either the supplemental interest trustee or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract due to an event of default or termination event attributable to either party.  In the event that a Swap Termination Payment is payable by the Swap Counterparty in connection with the termination of the Swap Contract, that Swap Termination Payment will be deposited in the Swap Account and distributed to the holders of the Class A-1 Certificates on future Distribution Dates to pay amounts as discussed above under “—Net Swap Payments; Application of Net Swap Payments.”  In the event that a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable by the supplemental interest trustee in connection with the termination of the Swap Contract, such amount will be deducted from the interest distribution amount for the Class A-1 Certificates and paid to the Swap Account on the Distribution Date following the date of such termination and any subsequent Distribution Dates until paid in full.

“Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a Swap Counterparty Rating Downgrade.

Additional Matters Regarding the Swap Contract

The certificates do not represent an obligation of the Swap Counterparty or the supplemental interest trustee.  The holders of the certificates are not parties to or beneficiaries under the Swap Contract and will not have any right to proceed directly against the Swap Counterparty or the supplemental interest trustee in respect of their obligations under the Swap Contract.

The Swap Contract will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the closing date.

Principal

Principal Amount.  On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related senior certificates and components in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount for that loan group.

The “Principal Amount” for any Distribution Date and loan group will equal the sum of:

(a)	all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

(b)
the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in that loan group that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

(c)	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

(d)
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)
with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

(f)
all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage

Loans in that loan group that was repurchased due to modification of the Mortgage Loan in lieu of refinancing, and

(g)
(A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries in that loan group that incurred a Realized Loss after the Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

Senior Principal Distribution Amount.  On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the classes and components of senior certificates as follows:

(a)	with respect to loan group 1, in the following priority:

(i)	to the Class A-R Certificates until its Class Certificate Balance is reduced to zero;

(ii)	concurrently, to the Class A-1-1 Component and Class 1-A-2 Certificates, pro rata, until the Component Balance and Class Certificate Balance, respectively, are reduced to zero; and

(b)
with respect to loan group 2, concurrently, to the Class A-1-2 Component and the Class 2-A-2 Certificates, pro rata, until the Component Balance and Class Certificate Balance, respectively, are reduced to zero; and

(c)
with respect to loan group 3, concurrently, to the Class A-1-3 Component and the Class 3-A-2 Certificates, pro rata, until the Component Balance and Class Certificate Balance, respectively, are reduced to zero.

“Prepayment Period” means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

“Stated Principal Balance” means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs.  The “pool principal balance” equals the aggregate Stated Principal Balance of the Mortgage Loans.

The “Senior Principal Distribution Amount” for a loan group for any Distribution Date will equal the sum of

(i)	the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and Distribution Date,

(ii)	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

(a)	the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

(b)	the related Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

(iii)	the related Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and Distribution Date;

provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the issuing entity, as opposed to only the Mortgage Loans in the related loan group.

The “Senior Percentage” for any senior certificate group and Distribution Date is the percentage equivalent (not greater than 100%) of a fraction the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group immediately before the Distribution Date and the denominator of which is the aggregate Stated Principal Balance of each Mortgage Loan in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received on the related Mortgage Loans in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent (not greater than 100%) of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

For any Distribution Date on and prior to the second Senior Termination Date, the “Subordinated Percentage” for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the second Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage for that Distribution Date.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows:  for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of any senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).  Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

•
the outstanding principal balance of all Mortgage Loans in a loan group that are either (x) delinquent 60 days or more (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy but excluding Mortgage Loans referred to in clause  (y)) or (y) the subject of a modification during the preceding 12-month period other than a modification in lieu of refinancing, as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

•
(x) cumulative Realized Losses on the Mortgage Loans in each loan group and (y) the aggregate amount of accrued interest that has been forgiven in connection with modifications of the Mortgage Loans in each loan group, in each case from the Cut-off Date through the last day of the related Due Period, do not exceed

•
commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the related Mortgage Loans as of the Cut-off Date or (ii) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the “original subordinate principal balance”),

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in November 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for that Distribution Date and (y) after the Distribution Date in November 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the “Two Times Test”), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

The “Aggregate Subordinated Percentage” for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

If on any Distribution Date the allocation to the class, classes or component of senior certificates then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance or Component Balance of the class, classes or component below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Cross-Collateralization

Cross-Collateralization due to disproportionate principal payments.  On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, all principal on the Mortgage Loans in the loan group related to the senior certificate group that will have been paid in full will be distributed on a pro rata basis, based on the Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a)

the Aggregate Subordinated Percentage for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%.  If principal from one loan group is distributed to the senior certificates of another loan group according to this paragraph, the subordinated certificates will not receive that principal amount on the Distribution Date.

Cross-Collateralization due to disproportionate Realized Losses in one loan group.  If on any Distribution Date the aggregate Class Certificate Balance and Component Balance of the senior certificates and component of a senior certificate group, after giving effect to distributions to be made on that Distribution Date, is greater than the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (any such group, the “Undercollateralized Group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates and component of the Undercollateralized Group, until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (such distribution, an “Undercollateralization Distribution”).  If the senior certificates and component of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates and component of that related senior certificate group.  If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates and component in each senior certificate group exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans for each related Undercollateralized Group.  If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distribution will be allocated among such senior certificate groups, pro rata, based upon the aggregate Class Certificate Balance and Component Balance of the related senior certificates and component. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” above and“— Subordinated Principal Distribution Amount” below.

Subordinated Principal Distribution Amount.  On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from each loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each loan group for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the “Applicable Credit Support Percentage”) is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the “Original Applicable Credit Support Percentage”), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the “Restricted Classes”) and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.

The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

Class B-1	5.00%
Class B-2	2.95%
Class B-3	1.80%
Class B-4	1.40%
Class B-5	0.60%
Class B-6	0.25%

The “Subordinated Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of:

•	the Subordinated Percentage for that loan group of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and that Distribution Date,

•
for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan, as of the Due Date in the month preceding the month of that Distribution Date, and

•	the Subordinated Prepayment Percentage for that loan group of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and that Distribution Date.

On any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

Residual Certificates.  The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after distribution of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

On each Distribution Date, any Realized Loss on the Mortgage Loans will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates and component of the related senior certificate group as follows: (1) any Realized Losses on the Group 1 Mortgage Loans will be allocated, sequentially, to the Class 1-A-2 Certificates and the Class A-1-1 Component, in that order, until the Class Certificate Balance and the Component Balance thereof are reduced to zero; (2) any Realized Losses on the Group 2 Mortgage Loans will be allocated sequentially, to the Class 2-A-2 Certificates and Class A-1-2 Component, in that order, until the Class Certificate Balance and the Component Balance thereof are reduced to zero; and (3) any Realized Losses on the Group 3 Mortgage Loans will be allocated sequentially, to the Class 3-A-2 Certificates and Class A-1-3 Component, in that order, until the Class Certificate Balance and the Component Balance thereof are reduced to zero.

The “Senior Credit Support Depletion Date” is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, (w) for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan, (x) for a Mortgage Loan that has been the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation, (y) for a Mortgage Loan that has been the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related scheduled payment has been reduced and (z) for a Mortgage Loan that has been the subject of a modification that resulted in a permanent reduction in its principal balance, the amount of that reduction.  See “Credit Enhancement—Subordination” in this free writing prospectus.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

A “Deficient Valuation” is a valuation of a mortgaged property by the bankruptcy court at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or a reduction of the outstanding principal balance of a Mortgage Loan in a bankruptcy proceeding. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

 “Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P-1, Class P-2 and Class L Certificates.

Credit Enhancement

Subordination

Any Realized Losses on the Mortgage Loans that are allocable to the senior certificates and will be allocated among the related classes and component of senior certificates as.

The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of related subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the related subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses.